STOCK PURCHASE AGREEMENT


                                   dated as of


                                August 29, 1997,


                                  by and among


                             TSMD ACQUISITION CORP.,


                             WATKINS-JOHNSON COMPANY


                                       and


                                  W-J TSMD INC.

                                TABLE OF CONTENTS


                                                                        Page No.
                                                                        --------
                                    ARTICLE I
                         DEFINITIONS/PURCHASE & SALE/CLOSING.................. 2

         1.1      Definitions................................................. 2
         1.2      Sale of the Stock by Seller.................................12
         1.3      Purchase of the Stock by Buyer; Total Purchase Price........13
         1.4      The Closing.................................................13
         1.6      Purchase Price Adjustment...................................14
         1.7      Retention Plan Escrow.......................................17
         1.8      Deposit; Deposit Escrow.....................................17

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF SELLER.................19

         2.1      Organization and Related Matters............................19
         2.2      Equity Securities...........................................19
         2.3      Financial Statements; Changes; Contingencies................20
         2.4      Tax and Other Returns and Reports...........................21
         2.5      Material Contracts..........................................22
         2.6      Real and Personal Property; Government-
                  Furnished and Government-Owned Property
                  or Equipment................................................23
         2.7      Intangible Property.........................................25
         2.8      Authorization; No Conflicts.................................26
         2.9      Legal Proceedings and Certain Labor Matters.................27
         2.10     Minute Books................................................28
         2.11     Accounting Records; Internal Controls.......................28
         2.12     Insurance...................................................28
         2.13     Permits.....................................................29
         2.14     Compliance with Law.........................................29
         2.15     Dividends and Other Distributions...........................29
         2.16     Employee Benefits...........................................30
         2.17     Certain Interests...........................................32
         2.18     Intercompany Transactions...................................33
         2.19     No Brokers or Finders.......................................33
         2.20     Inventory...................................................33
         2.21     Customers and Suppliers.....................................34
         2.22     Environmental Compliance....................................34
         2.23     Government Contracts........................................35
         2.24     Backlog.....................................................37
         2.25     Clearances..................................................37

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER..................37

         3.1      Organization and Related Matters............................37
         3.2      Authorization...............................................38
         3.3      No Conflicts................................................38
         3.4      No Brokers or Finders.......................................38
         3.5      Legal Proceedings...........................................38
         3.6      Investment Representation...................................39

                                   ARTICLE IV
                  COVENANTS WITH RESPECT TO CONDUCT OF COMPANY
                                PRIOR TO CLOSING..............................39

         4.1      Access......................................................39
         4.2      Material Adverse Changes; Reports; Financial Statements.....40
         4.3      Conduct of Business.........................................40
         4.4      Notification of Certain Matters.............................42
         4.5      Permits and Approvals.......................................43
         4.6      Preservation of Business Prior to Closing Date..............43
         4.7      Government Filings..........................................43
         4.8      Elimination of Intercompany and Affiliate Liabilities.......44
         4.9      Inconsistent Agreements.....................................44
         4.10     Contribution................................................45
         4.11     Provisions Respecting Government Contracts..................45
         4.12     Certain Material Contracts..................................46
         4.13     Customers and Suppliers.....................................47
         4.14     Backlog.....................................................47

                                    ARTICLE V
                         ADDITIONAL CONTINUING COVENANTS......................47

         5.1      Noncompetition..............................................47
         5.2      Nondisclosure of Proprietary Data...........................49
         5.3      Certain Tax Matters.........................................50
         5.4      Corporate Name Change; Trademark License Agreement..........51
         5.5      Post-Closing Cooperation Generally..........................51
         5.6      Refund Claims and Warranty Claims...........................51
         5.7      Warranty Work...............................................52
         5.8      Change Orders...............................................52
         5.9      Cooperation re: Refund Claims and Warranty Claims...........53
         5.10     Prorations; Cooperation re: Collection of Receivables.......53
         5.11     Post-Closing Status of Company..............................54
         5.12     Employment of Employees of the Business.....................54

                                   ARTICLE VI
                             CONDITIONS OF PURCHASE...........................56

         6.1      General Conditions..........................................56
         6.2      Conditions to Obligations of Buyer..........................56
         6.3      Conditions to Obligations of Seller.........................58

                                   ARTICLE VII
                       TERMINATION OF OBLIGATIONS; SURVIVAL...................59

         7.1      Termination of Agreement....................................59
         7.2      Effect of Termination.......................................61
         7.3      Survival of Representations and Warranties..................61
         7.4      Limitation on Obligations of Company........................62

                                  ARTICLE VIII
                                INDEMNIFICATION...............................62

         8.1      Obligations of Seller.......................................62
         8.2      Obligations of Buyer........................................63
         8.3      Certain Tax Matters.........................................63
         8.4      Procedure...................................................65
         8.5      Limitations on Indemnification..............................66
         8.6      Tax Adjustments.............................................66

                                   ARTICLE IX
                                    GENERAL...................................67

         9.1      Amendments; Waivers.........................................67
         9.2      Schedules; Exhibits; Integration............................67
         9.3      Best Efforts; Further Assurances............................67
         9.4      Governing Law...............................................68
         9.5      Assignment..................................................68
         9.6      Headings....................................................68
         9.7      Counterparts................................................69
         9.8      Publicity and Reports.......................................69
         9.9      Parties in Interest.........................................69
         9.10     Performance by Subsidiaries.................................69
         9.11     Notices.....................................................70
         9.12     Expenses....................................................71
         9.13     Remedies; Waiver............................................71
         9.14     Attorney's Fees.............................................71
         9.15     Knowledge Convention........................................71
         9.16     Representation By Counsel; Interpretation...................72
         9.17     Specific Performance........................................72
         9.18     Severability................................................72
         9.19     Confidentiality.............................................72
         9.20     Schedules...................................................75

                            STOCK PURCHASE AGREEMENT


                  This STOCK PURCHASE AGREEMENT (this "Agreement") dated as of August 29, 1997 by and among TSMD ACQUISITION CORP., a Delaware corporation ("Buyer"), WATKINS-JOHNSON COMPANY, a California corporation ("Seller"), and W-J TSMD INC., a California corporation and a wholly-owned subsidiary of Seller ("Company").

                               B A C K G R O U N D

                  A. Seller is, and, upon completion of the Contribution, Company will be, engaged in the design, development, manufacture and sale of modular subsystems, microwave devices and electronic equipment that are used in defense and space applications and serve, among others, the following markets:
(i)  guided   munitions,   including   subsystems  used  by  the  USAF  Advanced
Medium-Range  Air-to-Air  Missile and the USN  SM-2/Block IV shipboard  missile;
(ii) certain intelligence applications, including modular subsystems used in the USAF Joint Airborne Surveillance Architecture (other than intelligence systems that are manufactured by Seller's Telecommunications Group in Gaithersburg, Maryland and are designed to monitor or intercept communication signals); (iii) electronic warfare and radar, including the USAF ALQ-131 electronic countermeasures system and the USN Aegis SPY missile protection radar system;
(iv) space applications, including for military and commercial satellites such as Motorola's Iridium satellite system and (v) commercial equipment, including test instruments built by Marconi in the United Kingdom. Seller operates the Business from a site located in Palo Alto, California.

                  B. Buyer, Seller and Company desire that Buyer purchase the Business on the terms and conditions set forth in this Agreement. They intend to accomplish that by having Seller and Company consummate the Contribution and Buyer purchase all the outstanding stock of Company from Seller pursuant to this Agreement.

                  C. After such stock sale, Seller will continue to design, develop, manufacture and sell semiconductor and telecommunications products, including microwave products (collectively the "Retained Businesses") at the Palo Alto site and elsewhere. Several special steps will be necessary to accommodate the separation of the Business and the Retained Businesses after the stock sale. For example, under the Sublease Agreements, Seller will sublease facilities to Company at the Palo Alto Site to enable Company to continue to conduct the Business at that site. In addition, Seller operates a gallium arsenide semiconductor wafer processing facility, a thin-film production substrate facility and a metal injection molding facility (the "MIM Facility") at the Palo Alto site. Those facilities provide (or in the future are expected to provide) essential items to the Business and certain of the Retained Businesses. Seller will retain the gallium arsenide semiconductor wafer processing facility and the thin-film production substrate facility (except, in the case of the latter, for the Intangible Property relating thereto). Seller will enter into supply agreements with Company under which, after the stock sale, Seller will furnish Company with the items needed by the Business that are produced at those facilities. As regards the metal injection molding facility, Seller will contribute that facility to Company prior to the Closing as part of the Contribution. Company will enter into a supply agreement with Seller under which, after the stock sale, Company will furnish Seller with the items needed by the Retained Businesses that are produced at that facility. In addition, because Seller will continue to use technology and other know-how in certain of the Retained Businesses that are also used in the Business, Seller and Company will share the use of that "common" technology pursuant to the License Agreement.

                  D. The purpose of this Agreement is to memorialize the terms and conditions under which Buyer will purchase the Stock and Buyer, Seller and Company will effect the other arrangements described above.


                  NOW THEREFORE, in consideration of the promises and covenants contained herein and intending to be legally bound, Buyer, Seller and Company do hereby agree as follows:


                                    ARTICLE I

                       DEFINITIONS/PURCHASE & SALE/CLOSING

                  1.1      Definitions.

                  For all purposes of this Agreement, except as otherwise expressly provided:

                  (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

                  (b) all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles;

                  (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement;

                  (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

                  (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                  As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply:

                  "Accounting Report" is defined in Section 1.6(a).

                  "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

                  "Additional Accounting Firm" is defined in Section 1.6(c).

                  "Additional Accounting Report" is defined in Section 1.6(c).

                  "Adjustment Amount" means the excess of March 31 Net Asset Value over Closing Date Net Asset Value. In the event that March 31 Net Asset Value is less than Closing Date Net Asset Value, the Adjustment Amount shall be zero.

                  "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

                  "Agreed Adjustments" is defined in Section 1.6(b).

                  "Agreed Rate" means, as of the date of any payment of interest to be made by reference thereto, the interest rate established on such date by Citibank, N.A. as its "prime" rate, or, if that rate is no longer established or published, a comparable interest rate.

                  "Agreement" means this Agreement by and among Buyer, Seller and Company as amended or supplemented together with all Exhibits and Schedules attached or incorporated by reference.

                  "Ancillary  Agreements"  means the  Calibration  Group  Supply
Agreement, the GaAs/Thin Film Agreement, the License Agreement, the Marketing Agreement, the MIM Supply Agreement, the Sublease Agreements and the Trademark License Agreement.

                  "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

                  "Associate" of a Person means

                  (i) a corporation or organization (other than Company or a party to this Agreement) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities;

                  (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity; and

                  (iii) any relative or spouse of such person or any relative of such spouse.

                  "Assumed Obligations" means only those liabilities and obligations of Seller or Company that are (i) liabilities and obligations of the Business on the Closing Date for Accrued PTO and Holidays, Advance Billing, Provision for Losses on Contracts, Accrual for "Sick Leave Bank" and Deferred Compensation (to the extent relating to Messrs. Boland and Gilbert), (ii) executory obligations to perform under Contracts that are Purchased Assets and
(iii) liabilities or obligations under the Retention Plan.

                  "Audited Adjustment Amount" is defined in Section 1.6(a).

                  "Auditors"  means  Deloitte  &  Touche,   independent   public
accountants to Seller and Company.

                  "Base Purchase Price" is defined in Section 1.3.

                  "Business" means the Tactical Subsystems Sector and the Microwave Devices Sector businesses conducted by Seller and by Company, including, but not limited to, the design, development, manufacture and sale of modular subsystems, microwave devices and electronic equipment that are used in defense and space applications and serve, among others, the following markets:
(i)  guided   munitions,
including subsystems used by the USAF Advanced Medium-Range Air-to-Air Missile and the USN SM-2/Block IV shipboard missile, (ii) certain intelligence applications, including modular subsystems used in the USAF Joint Airborne Surveillance Architecture, (iii) electronic warfare and radar, including the USAF ALQ-131 electronic countermeasures system and the USN Aegis SPY missile protection radar system, (iv) space applications, including for military and commercial satellites such as Motorola's Iridium satellite system and (v) commercial equipment, including test instruments built by Marconi in the United Kingdom, and shall be deemed to include any of the following incidents of such businesses: income, cash flow, operations, condition (financial or other), assets, liabilities, Products, properties and, to the extent contemplated by Seller's or Company's business plans or projections as of the date hereof, prospects; provided, however, that "Business" shall not include intelligence systems that are manufactured by Seller's Telecommunications Group in Gaithersburg, Maryland and are designed to monitor or intercept communication signals.

                  "Buyer's Accountants" is defined in Section 1.6(a).

                  "Calibration Group Supply Agreement" means a Calibration Group Supply Agreement by and among Buyer, Seller and Company on terms reasonably satisfactory to the parties thereto.

                  "Closing" means the consummation of the purchase and sale of the Stock under this Agreement.

                  "Closing Date" means the date of the Closing.

                  "Closing Date Net Asset Value" means the book value of the Purchased Assets (excluding any value attributed to intangibles that were not on the balance sheet for the Business as of March 31, 1997 referred to in Section 2.3) minus the book value of the Assumed Obligations (not including any liabilities or obligations under the Retention Plan), in each case as carried on Seller's books of account in accordance with GAAP consistently applied (provided that in the event of any conflict between those principles required under GAAP and those principles required for consistency, the principles required under GAAP shall control) as of the Closing Date.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" is defined in the preamble hereto.

                  "Contract" means any binding agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding.

                  "Contribution" means the transfer by Seller to Company of those Purchased Assets and Assumed Obligations not owned or held by Company as of the date hereof, such transfer to be evidenced by all necessary and appropriate documentation and filings with Governmental Entities including, but not limited to, all necessary filings with Governmental Entities with respect to the transfer of the Intangible Property listed on Schedule 2.7 from Seller to Company.

                  "Customer   Contracts"  means  all  Contracts   providing  for
obligations to deliver Products, the rights to be paid for those Products and the obligations and rights that are ancillary to those obligations and rights.

                  "Deposit" is defined in Section 1.8(a).

                  "Disclosure Schedule" means the Disclosure Schedule of even date herewith delivered by Seller to Buyer. The Sections of the Disclosure Schedule shall be numbered to correspond to the applicable Sections of this Agreement and the matters disclosed in particular Sections of the Disclosure Schedule shall be deemed to qualify only the corresponding particular Section of this Agreement except where the nature of the disclosure is such that its applicability to other Sections of the Agreement is apparent.

                  "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

                  "Escrow Agent" is defined in Section 1.8(a).

                  "Escrow Agreement" means the Escrow Agreement by and among Buyer, Seller and Escrow Agent on terms reasonably satisfactory to the parties thereto regarding the holding and release of the Deposit.

                  "ESOP" is defined in Section 2.16(b).

                  "Equity Securities" means any capital stock or other equity interest or any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

                  "ERISA  Affiliate"  has  the  meaning  set  forth  in  Section
2.16(c).

                  "Estimated Adjustment Amount" is defined in Section 1.5.

                  "Estimated Purchase Price" is defined in Section 1.5.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Assets" means those assets specifically identified on Schedule 1.1 which shall include, but not be limited to, assets of the Business on the Closing Date comprising Accounts Receivable, Deferred Tax Assets and Other Current Assets - Prepaids.

                  "Excluded Liabilities" means any and all liabilities of Seller, Company or the Business of any kind or nature, whether known or unknown, accrued, absolute, contingent or otherwise (other than the Assumed Obligations) including, but not limited to, Accounts Payable, Accrued Salaries and Profit Sharing, Government Accruals and Accrued Expenses - Other, and any and all liabilities with respect to any of the plans, agreements or arrangements listed (or required by Section 2.16(a) to be listed) in Schedule 2.16.

                  "Final  Audited  Adjustment  Amount"  is  defined  in  Section
1.6(c).

                  "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

                  "GaAs/Thin Film Agreement" means the GaAs/Thin Film Agreement by and among Buyer, Seller and Company on the principal terms set forth in Exhibit A hereto and such other terms as are reasonably satisfactory to the parties thereto.

                  "Government Bid" is defined in Section 2.23(a).

                  "Government Contract" means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, letter contract, purchase order, delivery order, Government Bid, change order, or other contractual commitment of any kind relating to the Business including, but not limited to, any Customer Contract or Supplier Contract, in each instance between Seller or Company and (i) any Governmental Entity, (ii) any prime contractor of any Governmental Entity, or (iii) any subcontractor with respect to any contract described in clauses (i) or (ii) above.

                  "Government Contract Novation" means, with respect to any Government Contract, an instrument reasonably satisfactory in form and substance to Buyer and Seller pursuant to which all of Seller's rights, claims, benefits and liabilities thereunder shall have been validly conveyed, transferred, assigned and novated to Buyer by all parties thereto.

                  "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

                  "Government-Furnished Items" is defined in Section 2.6(d).

                  "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

                  "Hazardous Substance" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

                  "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under this Agreement; "Indemnified Party" means the party entitled to indemnity hereunder; and "Indemnifying Party" means the party obligated to provide indemnification hereunder.

                  "Intangible Property" means any Intellectual Property Rights, marketing rights, contractual rights, licenses and all related agreements and documentation.

                  "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications (pending or otherwise), patent rights, copyrights, computer firmware and software (existing in any form), Know-How, Trade Secrets, Marks, proprietary processes, inventions and formulae.

                  "Inventory" means all finished products, work in progress, parts, components and raw materials.

                  "Investment Plan" is defined in Section 2.16(b).

                  "IRS" means the Internal Revenue Service or any successor entity.

                  "Know-How" means any information, including, but not limited to, invention records, research and development findings, records and reports, experimental and engineering reports, pilot designs, production designs, production specifications, raw material specifications, quality control reports and specifications, drawings, photographs, models, tools, parts, algorithms, processes, methods, market and competitive analysis, or other information, whether or not considered proprietary or a Trade Secret.

                  "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

                  "License Agreement" means the Cross License Agreement by and among Buyer, Seller and Company substantially in the form of Exhibit B hereto.

                  "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

                  "March 31 Net Asset Value" means $34.6 million.

                  "Mark" means any brand name, copyright, patent, service mark, trademark, tradename, and all registrations or application for registration of any of the foregoing.

                  "Marketing Agreement" means the Marketing Agreement by and among Buyer, Seller and Company on the principal terms set forth in Exhibit C hereto and such other terms as are reasonably satisfactory to the parties thereto.

                  "Material Contract" is defined in Section 2.5.

                  "MIM Facility" is defined in the Background hereto.

                  "MIM Supply Agreement" means an MIM Supply Agreement by and among Buyer, Seller and Company on the principal terms set forth in Exhibit D hereto and such other terms as are reasonably satisfactory to the parties thereto.

                  "Net Tax Benefit" is defined in Section 8.6.

                  "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

                  "Palo Alto Site" means the real property currently leased by Seller in Palo Alto, California that is commonly referred to as 3333 Hillview Avenue.

                  "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

                  "Person" means an association, a corporation, an individual, a
partnership,  a  trust  or  any  other  entity  or  organization,   including  a
Governmental Entity.

                  "Post-Closing Partial Period" means any period beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period beginning the day after the Closing Date.

                  "Pre-Closing Partial Period" means any period beginning before the Closing Date and ending after the Closing Date, but only with respect to the portion of such period up to and including the Closing Date.

                  "Prime Government Contract" means any Government Contract between Seller or Company, on the one hand, and the government of the United States of America on the other hand.

                  "Products" means products, technology and services manufactured, sold, licensed, under development or otherwise exploited by Seller or Company in connection with the Business, or proposed in Seller's or Company's business plans or projections to be exploited in connection with the Business, including replacement parts or components sold by Seller or Company for other products.

                  "Projected Retention Payments" is defined in Section 1.7(a).

                  "Purchased Assets" means each and every asset or property used in the conduct of, connected with or comprising the Business including, but not limited to, all assets and properties listed on Schedules 2.6(a) (which Schedule shall include, among other things, assets of the Business on the Closing Date comprising Unbilled Receivables, Inventory, PPE, Intangibles and $85,000 in loans to employees of the Business) and 2.7, except for the Excluded Assets.

                  "Refund Claim" is defined in Section 5.6.

                  "Retained Businesses" is defined in the Background hereto.

                  "Retention Plan" means Seller's Retention Bonus Plan.

                  "Retention Plan Adjustment" is defined in Section 1.7.

                  "SEC" means the Securities and Exchange Commission or any successor entity.

                  "Section 338(h)(10) Election" is defined in Section 5.11.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Seller's Post-Closing Balance Sheet" is defined in Section 1.6(a).

                  "Seller's Incomplete Schedules" is defined in Section 9.20.

                  "Sublease Agreements" means the Sublease Agreements by and among Buyer, Seller and Company on the principal terms set forth in Exhibit E hereto and such other terms as are reasonably satisfactory to the parties thereto.

                  "Stock" means all of the outstanding capital stock of Company.

                  "Subsidiary" means any Person in which Company has a direct or indirect equity or ownership interest in excess of 10%.

                  "Supplier Contracts" means all Contracts providing for the purchase goods and services consumed by the Business or directly used to support the Business, the obligations to pay for those goods and services, and the obligations and rights that are ancillary to those obligations and rights.

                  "Tax" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and, except as specifically provided herein, any Loss in connection with the determination, settlement or litigation of any Tax liability.

                  "Tax Reimbursement Amount" is defined in Section 8.6.

                  "Tax Return" means a report, return or other in formation required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller or Company.

                  "Title IV Plan" is defined in Section 2.16(c).

                  "Total Purchase Price" is defined in Section 1.3.

                  "Trademark License Agreement" means the Trademark License Agreement by and among Buyer, Seller and Company substantially in the form of Exhibit F hereto.

                  "Trade Secrets" means any formula, pattern, device or compilation of information which gives an opportunity to obtain an advantage over competitors who do not know or use it, including, but not limited to, formulas for chemical compounds, a process of manufacturing, treating or preserving materials, a pattern for a machine or any forms, plans, drawings, specifications, customer lists, marketing and competition analysis and project management, inventory and cost control systems and techniques.

                  "Warranty Claim" is defined in Section 5.6.

                  "Warranty Work" is defined in Section 5.7.

                  1.2      Sale of the Stock by Seller.

                  Subject to the terms and conditions of this Agreement, Seller agrees to sell the Stock and deliver the certificate evidencing the Stock to Buyer at the Closing. The certificate will be properly endorsed for transfer to or accompanied by a duly executed stock power in favor of Buyer or its nominee as Buyer may have directed prior to the Closing Date and otherwise in a form acceptable for transfer on the books of Company.

                  1.3      Purchase of the Stock by Buyer; Total Purchase Price.

                  Subject to the terms and conditions of this Agreement, Buyer agrees to purchase the Stock from Seller and to pay to Seller the Total Purchase Price. The "Total Purchase Price" shall consist of $103,000,000 (the "Base Purchase Price"), minus the Adjustment Amount, if any, minus the Retention Plan Adjustment.

                  1.4      The Closing.

                  The Closing will take place at the offices of O'Melveny & Myers, Embarcadero Center West, 275 Battery Street, San Francisco, California 94111-3305 on the last Friday of the first month during which all of the conditions specified in Article VI have been satisfied (provided, however, that if such conditions are not satisfied before the close of business on the fifth business day prior to such day, the Closing will take place on the last Friday of the next succeeding month), or at such other place or on such other day as Seller and Buyer may agree in writing.

                  1.5      Payment of Purchase Price.

                  Not later than 5 days prior to the Closing Date, Seller shall prepare and deliver to Buyer an estimated balance sheet for the Business as of the Closing Date, which balance sheet shall have been prepared in conformity with GAAP applied on a basis consistent with the balance sheet for the Business as of March 31, 1997 referred to in Section 2.3 (provided that in the event of any conflict between those principles required under GAAP and those principles required for consistency, the principles required under GAAP shall control) which shall not reflect the results of or otherwise give effect to Buyer's purchase of the Stock and the accounting treatment thereof and a notice setting forth Seller's good faith estimate of the Adjustment Amount (the "Estimated Adjustment Amount") together with a schedule setting forth in detail the calculations supporting Seller's computation thereof. Buyer shall pay the Estimated Purchase Price to Seller at the Closing by wire transfer of funds immediately available in the City of New York to an account specified by Seller not later than 5 days prior to the Closing Date. The "Estimated Purchase Price" shall be the sum of (a) the Base Purchase Price net of the Retention Plan Adjustment, and (b) the Estimated Adjustment Amount. Promptly, but in any event not later than 5 days, after the final determination of the Adjustment Amount pursuant to

Section 1.6, (i) in the event that the Total Purchase Price exceeds the Estimated Purchase Price, Buyer shall pay to Seller by wire transfer of funds immediately available in the City of New York an amount equal to such excess plus interest thereon from the Closing Date to the date of payment thereof at the Agreed Rate, or (ii) in the event the Estimated Purchase Price exceeds the Total Purchase Price, Seller shall pay to Buyer by wire transfer of funds immediately available in the City of New York an amount equal to such excess plus interest thereon from the Closing Date to the date of payment thereof at the Agreed Rate.

                  1.6      Purchase Price Adjustment.

                  (a)      Physical  Inventory;   Closing  of  Books;  Audit  of
                           Seller's Post-Closing Balance Sheet.

                  On the day after the Closing Date, Buyer shall direct its independent certified public accountants ("Buyer's Accountants") to conduct a physical inventory (consistent with year-end closing practices) of all of the Inventory of the Business (including, but not limited to, all "offshore" inventory), such physical inventory to be completed as promptly as practicable but in any event not later than 10 days after the Closing Date. Seller shall cooperate with Buyer and Buyer's Accountants to afford all access and provide all information necessary to facilitate such physical inventory. On the day after the Closing Date, Seller shall initiate and shall take all actions necessary to effect a closing (effective as of the Closing Date) of Seller's (with respect to the Business) and Company's books of account (including, but not limited to, the closing of all variance accounts (i.e., all unfavorable variances on open projects shall be written off)). As promptly as practicable but in any event not later than 30 days after the Closing Date, Seller shall prepare and deliver to Buyer a balance sheet for the Business as of the Closing Date, which balance sheet shall have been prepared in conformity with GAAP applied on a basis consistent with the balance sheet for the Business as of March 31, 1997 referred to in Section 2.3 (provided that in the event of any conflict between those principles required under GAAP and those principles required for consistency, the principles required under GAAP shall control) which shall not reflect the results of or otherwise give effect to Buyer's purchase of the Stock and the accounting treatment thereof, which shall reflect the closing of all variance accounts as required above (such balance sheet, as so prepared, being "Seller's Post-Closing Balance Sheet") and a notice setting forth Seller's good faith calculation of the Adjustment Amount (the "Revised Adjustment Amount") together with a schedule setting forth in detail the calculations supporting Seller's computation thereof. At Buyer's election, promptly
                                       14
following Buyer's receipt thereof, Buyer may direct Buyer's Accountants to conduct an audit in accordance with the standards of the American Institute of Certified Public Accountants, such audit to be completed as promptly as practicable but in any event not later than 30 days after the receipt by Buyer of Seller's Post-Closing Date Balance Sheet and the Revised Adjustment Amount, of Seller's Post-Closing Balance Sheet and the Revised Adjustment Amount. Buyer's Accountants shall, if so requested by Seller, permit the Auditors to observe the processes applied by Buyer's Accountants in conducting the audit of Seller's Post-Closing Balance Sheet referred to above. In the event Buyer elects not to direct Buyer's Accountants to conduct such an audit, Buyer shall so advise Seller not later than 30 days after the receipt by Buyer of Seller's Post-Closing Date Balance Sheet and the Revised Adjustment Amount, upon which advice the Revised Adjustment Amount shall be final and binding as the Adjustment Amount under this Agreement. In the event Buyer elects to direct Buyer's Accountants to conduct such an audit, upon completion thereof Buyer's Accountants shall deliver to Buyer a written notice (the "Accounting Report") setting forth a schedule of all adjustments, if any, to Seller's Post-Closing Balance Sheet and the Revised Adjustment Amount determined by Buyer's Accountants to be required to generate a balance sheet for the Business as of the Closing Date and calculate the Adjustment Amount hereunder (the Adjustment Amount, after giving effect to such adjustments, being the "Audited Adjustment Amount"). At Buyer's election, promptly following Buyer's receipt thereof, Buyer may deliver the Accounting Report to Seller. In the event Buyer elects not to deliver the Accounting Report to Seller, Buyer shall so advise Seller not later than 5 days after the receipt by Buyer of the Accounting Report, upon which advice the Revised Adjustment Amount shall be final and binding as the Adjustment Amount under this Agreement.

                  (b) Review by Seller. In the event that Buyer shall deliver the Accounting Report to Seller, promptly following receipt of the Accounting Report Seller shall review the same and, as promptly as practicable, but in any event not later than 30 days thereafter, shall deliver to Buyer either (i) a written notice stating that the Accounting Report and the Audited Adjustment Amount are accepted by Seller, or (ii) a certificate signed by Seller's chief financial officer setting forth Seller's objections to the Accounting Report together with a summary of the reasons therefor and calculations supporting such adjustments that, in its view, are necessary to eliminate such objections. In the event Seller delivers to Buyer such a written notice stating that the Accounting Report and the Audited Adjustment Amount are accepted by Seller or does not deliver such a certificate of objection within such 30-day period, the Audited Adjustment Amount set forth in the Accounting Report shall, upon the earlier of such delivery or the end of such 30-day period be final and binding as the Adjustment Amount under this Agreement. In the event Seller so objects within such 30-day period, Buyer and Seller shall endeavor to resolve by written agreement (the "Agreed Adjustments") any differences as to the Adjustment Amount and, in the event Buyer and Seller so resolve any such differences, the Audited Adjustment Amount set forth in the Accounting Report, as adjusted by the Agreed Adjustments, shall be final and binding as the Adjustment Amount under this Agreement.

                  (c) Audit by Additional Accounting Firm. In the event any objections lodged by Seller in accordance with Section 1.6(b) above are not resolved by Agreed Adjustments within the 30-day period next following the 30-day period referred to in Section 1.6(b) above, then Buyer and Seller shall jointly select a national accounting firm acceptable to both Buyer and Seller (or, if they cannot agree on such selection, they shall select a national (big-six) accounting firm by lot after eliminating Buyer's Accountants and the Auditors) and shall direct the firm so selected (the "Additional Accounting Firm") to conduct, as promptly as practicable, but in any event not later than 30 days after such direction, such audit of the Audited Adjustment Amount (as determined by Buyer's Accountants as set forth in the Accounting Report) as they believe to be necessary to resolve the objections (it being understood that under no circumstances shall they be charged with reconsidering or conducting an audit of any elements of the Audited Adjustment Amount as to which no objection has been lodged by Seller and which do not bear directly on the matters or conclusions objected to by Seller), and to deliver a written notice (the "Additional Accounting Report") to each of Buyer and Seller setting forth what adjustments, if any, to the Audited Adjustment Amount the Additional Accounting Firm believes to be required under GAAP and this Agreement to resolve such objections, and the amount of the Adjustment Amount after giving effect to such adjustments (such Audited Adjustment Amount if and as so adjusted being the "Final Audited Adjustment Amount"). In such event, the Final Audited Adjustment Amount shall be final and binding as the Adjustment Amount under this Agreement.

                  (d) Access to Information; Fees and Expenses. The parties hereto shall make available to Buyer, Seller, the Auditors, Buyer's Accountants and, if applicable, the Additional Accounting Firm, such books, records and other information (including all work papers, summary memoranda and summary conclusions of the Auditors and Buyer's Accountants) as any of them may reasonably request to audit Seller's Post-Closing Balance Sheet and prepare and review the Accounting Report or the Additional Accounting Report in accordance with the terms of this Section 1.6. The fees and expenses of the Additional Accounting Firm, if any, shall be paid 50% by Buyer and 50% by Seller.

                  1.7      Retention Plan Escrow.

                  (a) Not later than 5 days prior to the Closing Date, Seller shall deliver to Buyer an estimate (the "Retention Payment Adjustment") prepared in good faith by Seller in consultation with Buyer's Accountants of all amounts projected to become due and payable to employees of the Business (the "Projected Retention Payments") (and all Taxes payable in connection therewith) under the terms of the Retention Plan together with a schedule setting forth in detail the calculations supporting their computation thereof.

                  (b) Upon the Closing, Buyer shall deposit into an escrow an amount equal to the Projected Retention Payments. All interest or other amounts earned on all amounts held in such escrow shall be for the benefit of Buyer.

                  (c) Company shall be responsible for the payment of all amounts payable under the Retention Plan. Such payments shall be made from amounts held pursuant to the escrow referred to in Section 1.7(b). Seller shall indemnify and hold harmless Buyer and Company from and against any and all Losses (including, but not limited to, any Taxes) resulting from any excess of amounts payable under the Retention Plan in excess of the Retention Plan Adjustment. Upon the final determination of all amounts that may be or become due and payable under the Retention Plan, Buyer shall pay over to Seller any excess of the Retention Plan Adjustment over the aggregate of all amounts due and payable under the Retention Plan.

                  1.8      Deposit; Deposit Escrow.

                  (a) Not later than 3 business days after the date hereof (September 4, 1997), Buyer shall deposit into an escrow with an escrow agent ("Escrow Agent") an earnest money deposit consisting of an irrevocable standby letter of credit for the benefit of Escrow Agent in the amount of $2 million (together with any additional amounts deposited pursuant to Section 1.8(b), if any, the "Deposit") and Buyer, Seller and Escrow Agent shall execute and deliver the Escrow Agreement.

                  (b) Upon the later to occur of (i) September 26, 1997 and (ii) the satisfaction of the conditions set forth in Sections 6.1(b), 6.2(d) and 6.2(i) and the completion of negotiations between Buyer and Seller of the final forms of each of the Ancillary Agreements and the final form of all documentation evidencing or effecting the Contribution (each of which shall be in form reasonably satisfactory to Buyer and its counsel), Buyer shall either (x) deposit into escrow a supplemental earnest money deposit in cash or an irrevocable standby letter of credit for the benefit of Escrow Agent, in either case in the amount of $1 million or (y) deliver to Seller a copy of a commitment letter from a third-party lender evidencing such lender's commitment to provide financing sufficient for Buyer to pay the Total Purchase Price; provided, however, that such supplemental deposit or commitment letter shall be required only if the conditions set forth in Sections 6.1(a), 6.2(a) and (b) are satisfied as of the date of such requirement. If under such circumstances Buyer does not make a supplemental deposit or deliver such commitment letter, then either Seller or Buyer may terminate this Agreement for a period of five (5) business days thereafter, in which case the Deposit plus all interest accrued thereon shall be paid to Seller.

                  (c) In the event the purchase and sale of the Stock is not consummated or this Agreement is terminated because of the failure of any condition to the obligations of Buyer under Sections 6.1 or 6.2 to effect the Closing hereunder or any other reason except for a default hereunder solely on the part of Buyer or because of the failure of the condition to the obligations of Seller under Section 6.3(b) to effect the Closing hereunder, the Deposit plus all interest accrued thereon shall be immediately refunded to Buyer. In the event the purchase and sale of the Stock is not consummated because of a default hereunder solely on the part of Buyer or because of the failure of the condition to the obligations of Seller under Section 6.3(b) to effect the Closing hereunder, the Deposit and all interest accrued thereon shall be paid to and retained by Seller. On the Closing Date and only upon, or concurrently with, the consummation of the Closing, Escrow Agent shall cause to be refunded to Buyer the Deposit plus all interest accrued thereon.

                  (d) In the event that the Deposit is paid to Seller pursuant to the provisions of Section 1.8(c) and the Escrow Agreement, Seller's receipt of such payment shall constitute liquidated damages ("Seller's Liquidated Damages Amount") and Seller shall have no other remedy, whether at law or in equity, for any breach hereof by Buyer, including, but not limited to, any failure by Buyer to effect the Closing. Buyer, Seller and Company expressly agree and acknowledge that actual damages in the event of a breach of this Agreement by Buyer would be extremely difficult or impracticable to ascertain and that Seller's Liquidated Damages Amount represents the parties' approximation of such damages and that such amount is not a penalty.

                  (e) The provisions of this Section 1.8 shall survive any termination of this Agreement.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Except as otherwise specified on the Disclosure Schedule, Seller and Company, jointly and severally, represent, warrant and agree for the benefit of Buyer as follows:

                  2.1      Organization and Related Matters.

                  (a) Seller and Company are corporations duly organized, validly existing and in good standing under the respective laws of the jurisdiction of their incorporation or organization. Seller and Company have all necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which they are a party. Company has no Subsidiaries, and Company owns no Equity Securities of any entity that is not a Subsidiary. Schedule 2.1 correctly lists the current directors and executive officers of Company. True, correct and complete copies of the charter documents of Company as in effect on the date hereof have been delivered to Buyer. Company is not a registered or reporting company under the Exchange Act.

                  (b) Each of Seller and Company have, and Company after the consummation of the Contribution will have, all necessary corporate power and authority to own its properties and assets and to carry on the Business and each of them is and Company will be duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the character or the location of the assets owned or leased by it or the nature of the Business require licensing or qualification, except where the failure to be so qualified or licensed is not material to the Business.

                  2.2      Equity Securities.

                  Seller owns all of the outstanding Equity Securities of Company beneficially and of record. All of such Equity Securities are owned free and clear of any Encumbrances. At the Closing, Buyer will acquire good and marketable title to and complete ownership of the Stock, free and clear of any Encumbrances. The authorized capital stock of Company consists of 1,000 shares of common stock, no par value, of which no shares are issued and no shares are outstanding as of the date hereof, and of which 1,000 shares will be issued and 1,000 shares will be outstanding as of the Closing. There are no outstanding Contracts or other rights to subscribe for or purchase, or Contracts or other obligations to issue or grant any rights to acquire, any Equity Securities of Company or to restructure or recapitalize Company. There are no outstanding Contracts of Seller or Company to repurchase, redeem or otherwise acquire any Equity Securities of Company. All Equity Securities of Company are duly authorized, validly issued and outstanding and are fully paid and nonassessable and were issued in conformity with applicable Laws. There are no preemptive rights in respect of any Equity Securities of Company.

                  2.3      Financial Statements; Changes; Contingencies.

                  (a) Audited Financial Statements. Seller has delivered to Buyer balance sheets for the Business at December 31, 1996 and 1995 and the related statements of operations and changes in cash flow for the periods then ended. All such financial statements have been examined by the Auditors whose reports thereon are included with such financial statements. All such financial statements have been prepared in conformity with GAAP applied on a consistent basis. Such statements of operations and cash flow present fairly the results of operations and cash flows of the Business for the respective periods covered, and such balance sheets present fairly the financial condition of the Business as of their respective dates. Seller has made available to Buyer copies of each management letter delivered to or by Seller or Company to or by the Auditors in connection with such financial statements or relating to any review by Auditors of the internal controls of Seller or Company during the two-year period ended December 31, 1996 or thereafter, and has made available for inspection all reports and working papers produced or developed by Auditors or management in connection with the Auditors' examination of such financial statements, as well as all such reports and working papers for prior periods for which any tax liability of the Business has not been finally determined or barred by applicable statutes of limitation.

                  (b) Unaudited Interim Financial Statements. Seller has delivered to Buyer an unaudited balance sheet for the Business at March 31, 1997 and the related statement of operations for the three-month period then ended, an unaudited balance sheet for the Business at June 27, 1997 and the related statement of operations for the six-month period then ended, an unaudited statement of operations for the three-month period ended March 31, 1997 and an unaudited statement of operations for the six-month period ended June 27, 1997. All such financial statements have been prepared in conformity with GAAP applied on a consistent basis. Such statements of operations present fairly the results of operations of the Business for the respective periods covered, and such balance sheets present fairly the financial condition of the Business as of their respective dates. Seller has made available to Buyer copies of all material reports and working papers produced or developed by management in connection with their preparation of such financial statements. Since June 27, 1997, there has been no change in any of the accounting policies, practices or procedures of Seller or Company.

                  (c) No Material Adverse Changes. Since December 31, 1996, whether or not in the ordinary course of business, there has not been, occurred or arisen:

                  (i) any change in or event affecting the Business or the Stock that has had or may reasonably be expected to have a material adverse effect on the Business or the Stock;

                  (ii) any agreement, condition, action or omission which would be proscribed by (or require consent under) Section 4.3 had it existed, occurred or arisen after the date of this Agreement;

                  (iii) any strike or other labor dispute; or

                  (iv) any casualty, loss, damage or destruction (whether or not covered by insurance) of any material property of Company.

                  (d) No Other Liabilities or Contingencies.

                  There are no material liabilities of Company, the Business or Seller (with respect to the Business) of any kind or nature, whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (A) are reflected or disclosed in the most recent of the financial statements referred to in subsection (a) above, (B) were incurred after June 27, 1997 in the ordinary course of business and do not exceed $50,000 individually or $300,000 in the aggregate or (C) are executory obligations to perform under Contracts.

                  2.4      Tax and Other Returns and Reports.

                  (a) Seller and Company have timely filed (or, where permitted or required, its respective direct or indirect parents have timely filed) all required Tax Returns with respect to which Company may have any liability for Taxes and have, except as set forth on Schedule 2.4, paid all Taxes due for all periods ending on or before the date hereof with respect to which Company may have any liability. Adequate provision has been made in the books and records of

Seller and Company and in the financial statements referred to in Section 2.3 for all Taxes whether or not due and payable and whether or not disputed. Neither Seller nor Company has elected to be treated as a consenting corporation under Section 341(f) of the Code. Schedule 2.4 lists the date or dates through which the IRS has examined the United States federal income tax returns of Seller. All required Tax Returns, including amendments to date, have been prepared in good faith and are complete and accurate in all material respects. Except as set forth in Schedule 2.4, no Governmental Entity has, during the past three years, examined or is in the process of examining any Tax Returns of Seller or Company. Except as set forth on Schedule 2.4, no Governmental Entity has proposed (tentatively or definitively), asserted or assessed or, to the best knowledge of Seller, threatened to propose or assert, any deficiency, assessment or claim for Taxes against (1) Seller with respect to which Company may have any liability, or (2) Company.

                  (b) Neither Seller nor Company has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G.

                  (c) Neither Seller nor Company has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Seller and the only other member of which was Company) under Sections 1502 and 1504 of the Code and the Treasury Regulations thereunder (or any similar provision of state, local, or foreign law). Company does not have any liability for the Taxes of any Person other than Company as a transferee or successor or by contract.

                  2.5      Material Contracts.

                  Schedule 2.5 lists each Contract to which Seller (with respect to the Business) or Company is a party or to which Seller or Company or any of their properties is subject or by which Seller or Company is bound that (a) is a Customer Contract that provides for payments to or performance by Seller or Company in excess of $250,000 in the aggregate, (b) is a Supplier Contract that provides for payments by Seller or Company in excess of $250,000 in the aggregate, (c) is a Government Contract, (d) after June 27, 1997 obligates Seller or Company to pay an amount of $250,000 or more in the aggregate, (e) has an unexpired term as of the date hereof in excess of three years, (f) represents a Contract upon which the Business is substantially dependent or the absence of which would have a material adverse effect on the Business, (g) provides for an extension of credit other than consistent with normal credit terms, (h) limits or restricts the ability of Seller (with respect to the Business) or Company to compete or otherwise to conduct its business in any manner or place, (i) provides for a guaranty or indemnity by Seller (with respect to the Business) or Company, (j) grants a power of attorney, agency or similar authority to another person or entity, (k) contains a right of first refusal, (l) contains a right or obligation of any Affiliate, officer or director or any Associate, of Seller or Company to Seller or Company, (m) requires Seller or Company to buy or sell goods or services with respect to which there will be material losses or will be costs and expenses materially in excess of expected receipts (other than as provided for or otherwise reserved against on the most recent of the balance sheets referred to in Section 2.3), (n) is an offshore production contract or
(o) was not made in the ordinary course of business (each of which, together with each Contracts relating to any of the Intangible Property listed on
Schedule 2.7, being a "Material Contract"). True copies of each Material Contract, including all amendments and supplements thereto, have been made available to Buyer. Each Material Contract is valid and subsisting; Seller or Company, as applicable, has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued; and no material breach or default, alleged material breach or default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by Seller or Company or, to the best knowledge of Seller and Company, any other party or obligor with respect thereto, has occurred or as a result of this Agreement or performance thereof will occur. The consummation of the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, Seller or Company under any Material Contract.

                  2.6 Real and Personal Property; Government-Furnished and Government-Owned Property or Equipment.

                  (a) Schedule 2.6(a) lists all tangible property, whether real or personal of Seller or Company that is material to the Business, properly identifies each of such properties as an interest in real property or personal property and designates any leasehold interests therein. Neither Seller (with respect to the Business) nor Company owns fee title to any real property. Seller (with respect to the Business) or Company has good and marketable title to, free and clear of any Encumbrances, all items of real property and such other assets and properties including, but not limited to, all assets that it purports to own or have the right to use at June 27, 1997 or that were thereafter acquired, except for
(i) Encumbrances consisting of liens for Taxes not yet due, and (ii) assets and properties not material to the Business that were disposed of since such date in the ordinary course of business consistent with past practice. All material leasehold properties held by Seller (with respect to the Business) and Company as lessee are held under valid, binding and enforceable leases, subject only to such exceptions as are not, individually or in the aggregate, material to the Business. There is no pending or, to the best knowledge of Seller, threatened Action that would materially interfere with the quiet enjoyment of any such leasehold by Seller (with respect to the Business) or Company.

                  (b) All material tangible properties of Seller (with respect to the Business) and Company are in a good state of maintenance and repair (except for ordinary wear and tear) and are adequate for the operation of the Business.

                  (c) Company was incorporated on June 27, 1997. Company has had no operations since its inception. Upon consummation of the Contribution, Company will own and have good and marketable title to, free and clear of any Encumbrances, each and every Purchased Asset including, but not limited to, all assets and properties listed on Schedules 2.6(a) and 2.7, and will acquire rights to use each and every asset or property used in the conduct of, connected with or comprising the Business that is not a Purchased Asset pursuant to and on the terms set forth in the Ancillary Agreements. Company does not have and upon the Closing will not have any liabilities other than the Assumed Obligations.

                  (d)  Schedule  2.6(d) sets forth a listing by  description  or inventory number of all personal property, equipment and fixtures loaned, bailed or otherwise furnished to Seller or Company by or on behalf of any Governmental Entity that (i) relate to the Business, (ii) are or were used in the conduct of the Business and (iii) are or should be in the possession of Seller or Company ("Government-Furnished Items") and identifies each Government Contract to which each such Government-Furnished Item relates. All Government-Furnished Items currently used in the Business and, to the best knowledge of Seller and Company, all other Government-Furnished Items are in a good state of maintenance and repair (except for ordinary wear and tear), have been regularly and appropriately maintained and repaired in accordance with all contractual, legal and regulatory requirements and shall be in the possession of Company on the Closing Date. Seller and Company have complied with all of their obligations relating to the

Government-Furnished Items, and upon the return thereof to the applicable Governmental Entity in the condition thereof on the date hereof, Seller and Company would have no liability to such Governmental Entity with respect thereto.

                  2.7      Intangible Property.

                  (a) Schedule 2.7 lists all of the Intangible Property in which Seller (with respect to the Business) or Company has an interest. Such assets include all Permits or other rights with respect to any of the foregoing. Except as shown on Schedule 2.7, Seller (with respect to the Business) and Company do not use any Intangible Property by consent of any other Person, and are not required to and do not make any payments to others with respect thereto, and such Intangible Property is owned by Seller or Company and is assignable free and clear of any Encumbrances. Seller and Company have in all material respects performed all obligations required to be performed by them, and are not in default in any material respect under any Contract relating to any of the foregoing. Neither Seller (with respect to the Business) nor Company has received any notice to the effect (and is not otherwise aware) that any such Intangible Property or its use by Seller or Company conflicts with any rights of any Person.

                  (b)      Except as otherwise set forth on Schedule 2.7:

                           (i) Seller or Company owns, has the exclusive right to use, sell, license or dispose of, has exclusive right to bring actions for the infringement of Intellectual Property Rights related to, and has taken all appropriate actions and made all applicable applications and filings pursuant to applicable Laws to perfect or protect its interest in the Products as in existence on the date hereof;

                           (ii) Seller or Company owns, has the exclusive right to use, sell, license or dispose of, has the exclusive right to bring actions for the infringement of, and has taken all appropriate actions and made all applicable applications and filings pursuant to applicable Laws to perfect or protect its interest in, all Intangible Property, necessary or required for the conduct of the Business;

                           (iii) the execution, delivery and performance of this Agreement and the consummation of the other transactions contemplated hereby will not breach, violate or conflict with any Intangible Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of, or in any way impair the right of Seller or Company to use, sell, license or dispose of or to bring any action for the infringement of, any Intangible Property;

                           (iv) there are no royalties, honoraria, fees or other payments payable by Seller or Company to any Person by reason of the ownership, use, license, sale or disposition of the Products or any Intangible Property necessary or required for the conduct of the Business;

                           (v) the manufacture, marketing, license, sale or use of any Product by Seller or Company will not violate any license or agreement with any third party; there is no pending or, to the best knowledge of Seller and Company, threatened Action, nor is Seller or Company aware of a basis for any such Action, contesting the validity, ownership or right to use, sell, license or dispose of any of the Products, nor has Seller or Company received any notice asserting that any of the Products or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party;

                           (vi) Seller and Company have taken all steps necessary (including, without limitation, entering into appropriate confidentiality, non-disclosure and non-competition agreements with all officers, directors and employees of Seller and Company with access to or knowledge of the Intangible Property and the Products) to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all such property and rights;

                           (vii) employees of Seller and Company have taken all actions necessary to irrevocably assign or otherwise transfer to Seller or Company all of their respective right, title and interest in and to any Intangible Property which are necessary or required for the conduct of the Business; and

                           (viii) the Products perform the functions and operations, have the technical capabilities and meet or exceed the specifications appearing in Seller's and Company's published and internal technical documentation and marketing literature.

                  2.8      Authorization; No Conflicts.

                  The execution, delivery and performance of this Agreement and any related agreements by Seller and Company has been duly and validly authorized by the Board of Directors of Seller and Company and by all other necessary corporate action on the part of Seller and Company. This Agreement and any related agreements constitute the legally valid and binding obligation of Seller and Company, enforceable against each of them in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally. The execution, delivery and performance of this Agreement by Seller and Company and the execution, delivery and performance of any related agreements or contemplated transactions by Seller and Company will not violate or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under the charter documents or by-laws of any of such entities or violate or constitute a material breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under any Material Contract, result in the imposition of any material Encumbrance against any material asset or properties of Seller (with respect to the Purchased Assets or any asset or property that Company or Buyer will acquire rights to use pursuant to the Ancillary Agreements) or Company, or violate any Law. Schedule 2.8 lists all Approvals and Permits required to be obtained by Seller or Company to consummate the transactions contemplated by this Agreement. Except for matters identified in
Schedule 2.8 as requiring that certain actions be taken by or with respect to a third party or Governmental Entity, the execution and delivery of this Agreement by Seller and the performance of this Agreement and any related or contemplated transactions by Seller or Company will not require filing or registration with, or the issuance of any Permit by, any other third party or Governmental Entity.

                  2.9      Legal Proceedings and Certain Labor Matters.

                  There is no Order or Action pending, or, to the best knowledge of Seller and Company, threatened, against or affecting Seller, Company or any of their Affiliates, properties or assets that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to have a material adverse effect on Seller, Company, the Business, on Seller's ability to perform this Agreement, or on any aspect of the transactions contemplated by this Agreement. There is no organized labor strike, dispute, slowdown or stoppage, collective bargaining or unfair labor practice claim or union representation question (collectively, "Labor Matters"), pending or to the best knowledge of Seller threatened, against or affecting Seller (with respect to the Business), Company or the Business. Schedule 2.9 lists each Order, Action and Labor Matter that involves a claim or potential claim of aggregate liability in excess of $50,000 against, or that enjoins or compels or seeks to enjoin or to compel any activity by Company or Seller (with respect to the Business). There is no matter as to which Seller (with respect to the Business) or Company has received any notice, claim or assertion, or, to the best knowledge of Seller and Company, which otherwise has been threatened or is reasonably expected to be threatened or initiated, against or affecting any director, officer, employee, agent or representative of Seller or Company or any other Person, nor to the best knowledge of Seller and Company is there any reasonable basis therefor, in connection with which any such Person has or may reasonably be expected to have any right to be indemnified by Seller or Company.

                  2.10     Minute Books.

                  The minute books of Company accurately reflect all actions and proceedings taken to date by the respective shareholders, boards of directors and committees of Company, and such minute books contain true and complete copies of the charter documents of Company and all related amendments. The stock record books of Company reflect accurately all transactions in its capital stock of all classes.

                  2.11     Accounting Records; Internal Controls.

                  Each of Seller (with respect to the Business) and Company has records that accurately and validly reflect its respective transactions, and accounting controls sufficient to insure that such transactions are (i) executed in accordance with management's general or specific authorization and (ii) recorded in conformity with GAAP so as to maintain accountability for assets. Such accounting records, to the extent they contain important information that is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely pursuant to procedures and techniques utilized by companies of comparable size in similar lines of business. The data processing equipment, data transmission equipment, related peripheral equipment and software used by Seller and Company in the operation of the Business (including any disaster recovery facility) to generate and retrieve such records are comparable in performance, condition and capacity with those utilized by companies of comparable size in similar lines of business.

                  2.12     Insurance.

                  Seller (with respect to the Business) and Company are, and at all times during the past two years have been, insured with reputable insurers against all risks normally insured against by companies in similar lines of business, and all of the insurance policies and bonds maintained by them are in full force and effect. Schedule 2.12 lists all insurance policies and bonds that are material to the Business. Neither Seller nor Company is in default under any such policy or bond. Seller and Company have timely filed claims with insurers with respect to all material matters and occurrences for which they have coverage. All insurance policies maintained by Seller (with respect to the Business) and Company will remain in full force and effect and to the best knowledge of Seller and Company may reasonably be expected to be renewed on comparable terms following consummation of the transactions contemplated by this Agreement (subject to such entities' continuing compliance with the applicable terms thereof and any right of insurers to terminate without cause), and neither Seller nor Company has received any notice or other indication from any insurer or agent of any intent to cancel or not so renew any of such insurance policies. Seller and Company have complied with and implemented in all material respects all outstanding (i) requirements of and recommendations of any insurance company that has issued a policy with respect to any of the material properties and assets of Seller (with respect to the Business) and Company and (ii) requirements and recommendations of the Board of Fire Underwriters or other body exercising similar functions or any Governmental Entity with respect to any such insurance policy.

                  2.13    Permits.

                  Seller and Company hold all material Permits that are required by any Governmental Entity to permit them to conduct the Business, all such material Permits are valid and in full force and effect and Company will hold all such material Permits upon consummation of the transactions contemplated by this Agreement. To the best knowledge of Seller and Company, no suspension, cancellation or termination of any of such material Permits is threatened or imminent.

                  2.14    Compliance with Law.

                  Seller (with respect to the Business) and Company are organized and have conducted the Business in all material respects in accordance with applicable Laws, and the forms, procedures and practices of Seller (with respect to the Business) and Company are in compliance in all material respects with all such Laws, to the extent applicable.

                  2.15    Dividends and Other Distributions.

                  There has been no dividend or other distribution of assets or securities whether consisting of money, property or any other thing of value, declared, issued or paid by Company subsequent to the date of the most recent financial statements referred to in Section 2.3.

                  2.16    Employee Benefits.

                           (a) Employee Benefit Plans, Collective Bargaining and
Employee Agreements, and Similar Arrangements.

                           (1) Schedule  2.16 lists all employee  benefit  plans
and collective bargaining agreements or other similar arrangements to which each of Seller and Company is or ever has been a party or by which it is or ever has been bound, and all employment and severance agreements to which each of Seller and Company is currently bound (provided that the obligation to list employment and severance agreements may be satisfied with respect to any form of employment or severance agreement by including in Schedule 2.16 a copy of such form and a description of the classes or groups of employees to which such form is applicable), legally or otherwise, including, without limitation, (a) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (b) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (c) any employment agreement, or (d) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

                           (2)  Seller  has made  available  to  Buyer  true and
complete copies of all documents and summary plan descriptions with respect to such plans, agreements and arrangements, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing.

                           (3) There are no  negotiations,  demands or proposals
made or endorsed by Seller or Company that are pending or have been made which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in Section 2.16(a)(1)(a) other than routine offers of employment made in the ordinary course.

                           (4) Each of Seller and Company is in full  compliance
with the applicable provisions of ERISA (as amended through the date of this Agreement), the regulations and published authorities thereunder, and is in material compliance with all other Laws applicable with respect to all such employee benefit plans, agreements and arrangements. Each of Seller and Company is in material compliance with all of its obligations under all such plans, agreements and arrangements. To the best knowledge of Seller and Company, there are no Actions (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and all such plans, agreements and arrangements have been operated in compliance with their terms. To the best knowledge of Seller and Company, no facts exist which could give rise to any such Actions.

                           (5) Except for those listed on Schedule 2.16, each of
the plans, agreements or arrangements listed on Schedule 2.16 can be terminated by Company within a period of 30 days following the Closing Date without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits.

                           (6) All  obligations of Company under each such plan,
agreement and arrangement (x) that are due prior to the Closing Date have been paid or will be paid prior to that date, and (y) that have accrued prior to the Closing Date have been or will be paid or properly accrued on the financial statements of Company as of the Closing Date.

                  (b)      Qualified Plans

                           (1)  None of the  "employee  pension  benefit  plans"
(within the meaning of Section 3(2) of ERISA) in Schedule 2.16 is a stock bonus, pension or profit-sharing plans within the meaning of Section 401(a) of the Code, except for the Watkins-Johnson Employees' Investment Plan (the "Investment Plan") and the Watkins-Johnson Employee Stock Ownership Plan (the "ESOP").

                           (2) The IRS has  issued,  with  respect  to each such
plan a  determination  letter  stating that such plan is qualified in form under
Section 401(a) of the Code and each trust under each such plan is exempt from tax under Section 501(a) of the Code. No non-exempt prohibited transaction (within the meaning of Section 4975 of the Code) or non-exempt party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any of such plans.

                           (3) Seller has  delivered to Buyer for each such plan
copies of the following documents: (i) the Form 5500 filed in each of the most recent three plan years including but not limited to all schedules thereto and financial statements with attached opinions of independent accountants, (ii) the most recent determination letter from the IRS, (iii) the consolidated statement of assets and liabilities of such plan as of its most recent valuation date, and (iv) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such plan for the most recently ended plan year. The financial statements so delivered fairly present the financial condition and the results of operations of each of such plans as of such dates, in accordance with GAAP.

                  (c)      Title IV Plans.

                  Seller does not maintain or contribute to any plan subject to Title IV of ERISA (a "Title IV Plan"), and neither Seller nor any business organization with respect to which Seller is an ERISA Affiliate has contractually agreed to assume any liabilities in connection with any employee benefit plan at any time maintained or contributed to any Title IV Plan. Seller has not entered into any contractual obligation, indemnity agreement or similar arrangement with any ERISA Affiliate in connection with any Title IV Plan maintained at any time by such ERISA Affiliate. An "ERISA Affiliate" is any trade or business (whether or not incorporated) that is a member of a group which Company or Seller is a member and which is under common control within the meaning of Section 414(b) and (c) of the Code.

                  (d)      Multiemployer Plans.

                  No plan listed in Schedule 2.16 is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA). Company, Seller and any ERISA Affiliate of Company and Seller have never contributed to or had an obligation to contribute to any multiemployer plan.

                  (e) Health Plans. All group health plans of Company and any ERISA Affiliate have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code to the extent such requirements are applicable.

                  (f) Fines and Penalties. There has been no act or omission by Company or any ERISA Affiliate that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 502(c) or (k) or Section 4071 of ERISA or Chapter 43 of the Code.

                  2.17    Certain Interests.

                  No Affiliate of Seller or Company nor any officer or director of any thereof, nor Associate of any such individual, has any material interest in any property used in or pertaining to the Business; no such Person is indebted or otherwise obligated to Seller or Company; and neither Seller nor Company is not indebted or otherwise obligated to any such Person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. The consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any benefit or payment (severance or other) arising or becoming due from Seller or Company or the successors or assigns of any thereof to any Person.

                  2.18    Intercompany Transactions.

                  Company has not engaged in any transaction  with Seller or any other Affiliate of Seller. Company has and, upon consummation of the Contribution will have, no liabilities or obligations to Seller or any other Affiliate of Seller and none of Seller or such Affiliates has or, upon consummation of the Contribution will have, any obligations to Company. The consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment arising or becoming due from Company or its successors or assigns to Seller or any Affiliate of Seller.

                  2.19    No Brokers or Finders.

                  No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Seller or Company or any of their respective Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions except for Alliant Partners and Bentley Hall Von Gehr International, as to which Seller shall have full responsibility and neither Buyer nor Company shall have any liability.

                  2.20    Inventory.

                  All Inventory of Seller (with respect to the Business) and Company is of good merchantable quality, reasonably in balance, and salable (in the case of Inventory held for sale) or usable (in the case of other Inventory) in the ordinary course of business. The value of obsolete, damaged or excess Inventory and of Inventory below standard quality has been written down on the most recent balance sheet referred to in Section 2.3 or, with respect to Inventory purchased since such balance sheet date, on the books and records of Seller or Company, to ascertainable market value, or adequate reserves described on such balance sheet have been provided therefor, and the value at which Inventory is carried reflects the customary Inventory valuation policy of Seller (with respect to the Business) and Company (which fairly reflects the value of obsolete, spoiled or excess Inventory) for stating Inventory, in accordance with GAAP consistently applied in accordance with the valuation methodology described on Schedule 2.20.

                  2.21    Customers and Suppliers.

                  Schedule 2.21 lists the names of and describes all Contracts with and the appropriate percentage of Business attributable to, the twenty most significant customers and suppliers (in terms of dollar volume) of the Business at the date of this Agreement, and any suppliers of significant goods or services (other than electricity, gas, telephone or water) to the Business with respect to which alternative sources of supply are not readily available on comparable terms and conditions (including all suppliers which are the only reasonably available source).

                  2.22    Environmental Compliance.

                   (a) Seller (with respect to the Business) and Company have not generated, used, transported, treated, stored, released or disposed of, or have suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Laws or at any location which could require investigation or remediation; (b) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the Business or the use of any property or facility of Seller or Company (whether owned, generated or used by Company) or to the knowledge of Seller any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any liability under any Laws or which would require reporting to or notification of any Governmental Entity or which could have an adverse impact on the operation of any property or facility owned, operated or used by Seller (with respect to the Business) or Company; (c) no asbestos or polychlorinated biphenyl or underground storage tank is contained in or located at any facility of Seller or of Company and no Hazardous Substance is present on, under or about any property or facility owned, operated or used by Seller (with respect to the Business) or Company which could require investigation or remediation by any Governmental Entity; (d) any Hazardous Substance handled or dealt with in any way in connection with the Business, whether before or during Seller's or Company's ownership, has been and is being handled or dealt with in all respects in compliance with applicable Laws; and

(e) no condition exists at any property owned, operated or used by Seller (with respect to the Business) or Company which is in violation of any Law or for which any Law could require that corrective action be taken.

                  2.23    Government Contracts.

                  (a) In  addition  to the  representations  and  warranties  in
Section 2.5, with respect to each and every Government Contract or bid which, if accepted, would result in a Government Contract (a "Government Bid"): (i) Seller and Company have complied with all material terms and conditions of such Government Contract or Government Bid, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of Law therein; (ii) Seller and Company have complied with all requirements of all material Laws or agreements pertaining to such Government Contract or Government Bid; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Government Bid were complete and correct in all material respects as of their effective date, and Seller and Company have complied in all material respects with all such representations and certifications; (iv) neither the U.S. Government nor any prime contractor, subcontractor or other Person has notified Seller or Company, either in writing or, to their knowledge, orally, that Seller or Company has breached or violated any Law, certification, representation, clause, provision or requirement pertaining to such Government Contract or Government Bid; (v) no termination for convenience, termination for default, cure notice or show cause notice is currently in effect pertaining to such Government Contract or Government Bid; (vi) no material cost incurred by Seller or Company pertaining to such Government Contract or Government Bid has been formally questioned or challenged, is the subject of any investigation or has been disallowed by the U.S. Government; and (vii) no money due to Seller or Company pertaining to such Government Contract or Government Bid has been withheld or set off nor has any claim been made to withhold or set off money and Seller or Company is entitled to all progress payments received with respect thereto.

                  (b) With respect to the Business: (i) neither Seller nor Company or, to their knowledge, any of their respective directors, officers, employees, consultants or agents is (or during the last three years has been) under administrative, civil or criminal investigation known to Seller or Company, indictment or information by any Governmental Entity, or any audit or investigation of Seller or Company with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid; and (ii) during the last three years, neither Seller nor Company has conducted or initiated any internal investigation or made a voluntary disclosure to the U.S. Government, with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid. There exists no irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid that has led to any of the consequences set forth in Clause (i) or (ii) of the immediately preceding sentence or any other damage, penalty assessment, recoupment of payment or disallowance of cost.

                  (c) With respect to the Business, there exist (i) no outstanding material claims against Seller or Company, either by the U.S. Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract or Government Bid; and (ii) no material disputes between Seller or Company and the U.S. Government under the Contract Disputes Act or any other Federal statute or between Seller or Company and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid. Neither Seller nor Company has any interest in any pending or potential claim against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid. Schedule 2.23(c) identifies each Government Contract which is currently under audit by the U.S. Government or any other Person that is a party to such Government Contract.

                  (d) The  Business  has not been  debarred  or  suspended  from participation in the award of contracts with the United States Department of Defense or any other Governmental Entity (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements). To the knowledge of Seller and Company, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of Seller (with respect to the Business), Company or any director or officer of Seller or Company in respect of the Business. With respect to the evaluation of any Government Bid made by Seller or Company, or by a prime contractor of Seller or Company, during the past three years, there has been no adverse finding made by any Governmental Entity concerning Seller's or Company's past performance on a Government Contract. No payment has been made by Seller or Company (or, to the extent that the same might result in any liability on the part of Seller or Company, by any person on behalf of Seller or Company) in connection with any Government Contract in violation of applicable procurement laws or regulations or in violation of, or requiring disclosure pursuant to, the Foreign Corrupt

Practices Act. Seller's and Company's cost accounting and procurement systems and the associated entries reflected in Seller's and Company's financial statements with respect to the Government Contracts are in compliance in all material respects with all Laws.

                  (e) All material test and inspection results provided by Seller or Company to the U.S. Government pursuant to any Government Contract or to any other Person pursuant to a Government Contract or as a part of the delivery to the U.S. Government or to any other Person pursuant to a Government Contract of any article designed, engineered or manufactured in the Business were complete and correct in all material respects as of the date so provided. Seller or Company has provided all material test and inspection results to the U.S. Government or to any other Person pursuant to a Government Contract as required by Law and the terms of the Government Contracts.

                  2.24    Backlog.

                  Schedule 2.24 sets forth a list and brief summaries of Contracts constituting the customer backlog of the Business as of June 27, 1997. Buyer understands and acknowledges that such Contracts may be cancelled at the option of the applicable customer.

                  2.25    Clearances.

                  Except to the extent disclosure is prohibited by the Industrial Security Manual, Schedule 2.25 sets forth listings (including an indication of the type of clearance) of all facility security clearances held by Seller (with respect to the Business) and Company and all personnel security clearances held by any officer, director, employee, consultant or agent of Seller (with respect to the Business) or Company.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer represents, warrants and agrees as follows:

                  3.1     Organization and Related Matters.

                  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreements to which it is a party.

                  3.2     Authorization.

                  The execution, delivery and performance of this Agreement and any related agreements by Buyer has been duly and validly authorized by the Board of Directors of Buyer and by all other necessary corporate action on the part of Buyer. This Agreement and any related agreements constitute the legally valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                  3.3     No Conflicts.

                  The execution, delivery and performance of this Agreement and any related agreements by Buyer will not violate or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under the charter documents or bylaws of Buyer, violate or constitute a material breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under any Contract to which Buyer is a party that is material to the financial condition, results of operations or conduct of the business of Buyer or violate any Law. Except for matters identified in
Schedule 3.3 as requiring that certain actions be taken by or with respect to a third party or Governmental Entity, the execution and delivery of this Agreement by Buyer and the performance of this Agreement and any related or contemplated transactions by Buyer will not require filing or registration with, or the issuance of any Permit by, any other third party or Governmental Entity.

                  3.4    No Brokers or Finders.

                  No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Buyer or any of its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

                  3.5    Legal Proceedings.

                  There is no Order or Action pending or, to the best knowledge of Buyer, threatened against or affecting Buyer, its Affiliates or any of their properties or assets that individually or when aggregated with one or more other Actions has or might reasonably be expected to have a material adverse effect on Buyer's ability to perform this Agreement, or on any aspect of the transactions contemplated by this Agreement.

                  3.6     Investment Representation.

                  Buyer is acquiring the Stock from Seller for Buyer's own account, for investment purposes only and not with a view to or for sale in connection with any distribution thereof.


                                   ARTICLE IV
                  COVENANTS WITH RESPECT TO CONDUCT OF COMPANY
                                PRIOR TO CLOSING

                  4.1      Access.

                  Subject  to  specific  restrictions  imposed  upon  Seller and
Company by Law or Contract to which either of them is a party and to the execution and delivery by each of the representatives of Buyer referred to below of a confidentiality agreement on substantially the same terms as set forth in that certain Confidentiality Agreement dated April 30, 1997 by and between Buyer and Seller, Seller and Company shall authorize and permit Buyer and its representatives (which term shall be deemed to include its independent accountants and counsel and representatives of prospective financing institutions of Buyer) to have reasonable access during normal business hours, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of their respective businesses, to all of their respective properties, books, records, operating instructions and procedures, Tax Returns, and all other information with respect to the Business as Buyer may from time to time request, and to make such reasonable numbers of copies of such books, records and other documents and to discuss their respective businesses with such other Persons, including, without limitation, the directors, officers, employees, accountants, counsel, suppliers, customers, and creditors of Seller (with respect to the Business) and Company, as are reasonably necessary or appropriate for the purposes of familiarizing them with the Business and obtaining any necessary Approvals of or Permits for the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Buyer shall be entitled to (a) conduct or cause to be conducted without the consent of Seller or Company, an environmental compliance audit of the Business and, respect to any interest in real property held by Seller (with respect to the Business) or Company, a non-invasive environmental audit consisting of a "phase 1" environmental study, (b) conduct or cause to be conducted subject to the prior written consent of Seller or Company (which consent shall not be unreasonably withheld) with respect to any interest in real property held by Seller (with respect to the Business) or Company such other environmental investigations or studies as Buyer may desire and (c) review, as soon as available, copies of all reports, renewals, filings, certificates, statements and other documents received by Seller (with respect to the Business) or Company from any Governmental Entity.

                  4.2   Material Adverse Changes; Reports; Financial Statements.

                  Seller will promptly notify Buyer of any event of which Seller obtains knowledge which has had or might reasonably be expected to have a material adverse effect on the Business or which if known as of the date hereof would have been required to be disclosed to Buyer.

                  4.3   Conduct of Business.

                  Seller and Company agree with and for the benefit of Buyer that none of (i) Seller, as to matters relating to Taxes or Tax Returns, to the extent that the activities of Seller with respect to the Business are not severable from Seller's other activities, (ii) Seller (other than with respect to matters relating to Taxes or Tax Returns) with respect to the Business and
(iii) Company shall, without the prior written consent of Buyer:

                  (a) conduct the Business in any manner except in the ordinary course consistent with past practice;

                  (b) amend, terminate, fail to renew or renegotiate any Material Contract or default (or take or omit to take any action that, with or without the giving of notice or passage of time, would constitute a default) in any of its obligations under any Material Contract or enter into any new Material Contract or take any action that would jeopardize the continuance of its material supplier or customer relationships;

                  (c) terminate, amend or fail to renew any existing insurance coverage under which the Business is or the Products are insured;

                  (d) terminate or fail to renew or preserve any Permits used in or necessary for the operation of the Business;

                  (e) incur or agree to incur any obligation or liability (absolute or contingent) that is an Assumed Liability and that individually calls for payment by

         Seller or Company of more than $250,000 in the aggregate;

                  (f) make any loan, guaranty or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit, to or for the benefit of any director, officer, employee or stockholder of Company or Seller or any of their respective Associates or Affiliates;

                  (g) grant any general or uniform increase in the rates of pay or benefits to officers, directors or employees (or a class thereof) or any material increase in salary or benefits of any officer, director, employee or agent of the Business or, other than pursuant to the Retention Plan, pay any bonuses in excess of $5,000 in the aggregate to any individual employee of the Business, or enter into any new employment, collective bargaining or severance agreement in which employees of the Business participate;

                  (h) sell, transfer, mortgage, encumber or otherwise dispose of any assets or any liabilities, except for dispositions of property not material in amount;

                  (i) issue, sell, redeem or acquire for value, or agree to do so, any debt obligations or Equity Securities of Company;

                  (j) declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other thing of value, to its shareholders, or split, combine, dividend, distribute or reclassify any shares of its Equity Securities;

                  (k) change or amend its charter documents or bylaws;

                  (l) make any capital  expenditures or commitments with respect
         thereto  in  excess  of  $200,000   individually  or  $500,000  in  the
         aggregate;

                  (m) make special or extraordinary payments to any person;

                  (n) make any material investment, by purchase, contributions to capital, property transfers, or otherwise, in any other Person;

                  (o) dispose of or permit to lapse any rights to the use of any Intangible Property or dispose of or disclose any Intangible Property not a matter of public knowledge;

                  (p) directly or indirectly terminate or reduce or commit to terminate or reduce any bank line of credit or the availability of any funds under any other agreement or understanding, other than through the use thereof in the ordinary course;

                  (q) compromise or otherwise settle any claims, or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith), or file any appeal from an asserted deficiency, except in a form previously approved by Buyer in writing, or file or amend any Tax Return, in any case before furnishing a copy to Buyer and affording Buyer an opportunity to consult with respect thereto;

                  (r) make any Tax  election or make any change in any method or
         period  of  accounting  or  in  any  accounting  policy,   practice  or
         procedure;

                  (s) introduce any new method of management or operation in respect of the Business;

                  (t) deviate from past practice in the ordinary course with respect to maintenance of Inventory; or

                  (u) agree to or make any commitment to take any actions prohibited by this Section 4.3.

                  4.4      Notification of Certain Matters.

                  Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date and (ii) any failure of Buyer or Seller, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. No such notification shall affect the representations or warranties of the parties or the conditions to their respective obligations hereunder.

                  4.5      Permits and Approvals.

                  (a) Seller and Buyer each agree to cooperate and use their best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to all) Approvals and Permits that may be necessary or which may be reasonably requested by Buyer to consummate the transactions contemplated by this Agreement.

                  (b) To the extent that the Approval of a third party with respect to any Material Contract is required in connection with the transactions contemplated by this Agreement, Seller shall use its best efforts to obtain such Approval prior to the Closing Date and in the event that any such Approval is not obtained (but without limitation on Buyer's rights under Section 6.2(d)), Seller shall cooperate with Buyer to ensure that Buyer obtains the benefits of each such Material Contract. In addition, Seller shall indemnify and hold harmless Buyer and Company for and against any and all Losses as a result, directly or indirectly, of the failure to obtain any such Approval except for any Losses resulting from the failure to obtain any Government Contract Novation that is not obtained solely because of the nature, character or actions of Buyer or any of its Affiliates. Seller agrees to pay and be responsible for any cost or expense that may be required in order to assign to Company or permit Company following the Closing to use Seller's Oracle product database, including, but not limited to, any cost or expense incurred in connection with obtaining any necessary Approval and/or any additional license fees.

                  4.6      Preservation of Business Prior to Closing Date.

                  During the period beginning on the date hereof and ending on the Closing Date, (a) Seller will use its best efforts to preserve the Business and to preserve the goodwill of customers, suppliers and others having business relations with Seller (with respect to the Business) and Company and (b) Seller and Buyer will consult with each other concerning, and Seller will cooperate with Buyer and use Seller's best efforts to keep available to Buyer the services of the officers and employees of Seller (with respect to the Business) and Company that Buyer may wish to have Company retain. Nothing in this Section 4.6 shall obligate Buyer or Company after the Closing to retain or offer employment to any officer or employee of Company.

                  4.7      Government Filings.

                  Each of Seller and its Affiliates and Buyer and its Affiliates will make any and all filings required in connection with the consummation of the transactions contemplated hereby under the Hart-Scott-Rodino Act not later than 5 business days after the date hereof. Each of Seller and its Affiliates and Buyer and its Affiliates will make any and all filings required in connection with the consummation of the transactions contemplated hereby under any and all other applicable Laws. Seller and Buyer shall furnish each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the provisions of such Laws. Seller and Buyer will supply to each other copies of all correspondence, filings or communications, including file memoranda evidencing telephonic conferences, by such party or its affiliates with any Governmental Entity or members of its staff, with respect to the transactions contemplated by this Agreement and any related or contemplated or inconsistent transactions, except for documents filed pursuant to Item 4(c) of the Hart-Scott Rodino Notification and Report Form or communications regarding the same.

                  4.8     Elimination of Intercompany and Affiliate Liabilities.

                  Prior to the Closing Date, Seller shall purchase, cause to be repaid or (with respect to guarantees) assume liability for (i) any and all loans or other extensions of credit made or guaranteed by Company to or for the benefit of any director, officer, or employee of Seller or Company, or any of their Associates (except for the $85,000 in loans to employees of the Business that are Purchased Assets) and (ii) any and all loans, guarantees or other extensions of credit of any amount made to or for the benefit of Seller or any Affiliate of Seller. At the Closing Date, neither Buyer nor Company shall have any continuing commitment, obligation or liability of any kind with respect to the persons referred to in subsections (i) and (ii) above. Seller agrees to indemnify Buyer and Company for any Losses with respect to any such commitment, obligation or liability not fully assumed or discharged as contemplated.

                  4.9      Inconsistent Agreements.

                  Seller and Company will not, either directly or indirectly, initiate, solicit or encourage and will use its best efforts to cause all of their respective directors, officers, employees and agents not to initiate, solicit or encourage any inquiry, offer or proposal with respect to, or furnish any information relating to, or participate in any negotiations or discussions concerning, or enter into any agreement contemplating or providing for, any acquisition, merger, tender or exchange offer or other form of business combination, or any acquisition or disposition of all or any substantial part of the assets or the stock or other securities of Company or the Business.

                  4.10    Contribution.

                  On or prior to the Closing, Seller will cause the Contribution to be consummated without cost or obligation on the part of Company pursuant to documentation and procedures reasonably satisfactory to Buyer and its counsel.

                  4.11    Provisions Respecting Government Contracts.

                  (a) This Section 4.11 sets forth the procedures that the parties will use with respect to the assignment or change in control of all Government Contracts and any claim, right or benefit arising thereunder or resulting therefrom. Buyer, Seller and Company acknowledge and agree that neither obtaining Government Contract Novations nor the written confirmations referred to in Section 4.11(b) from Governmental Entities that such Government Contract Novations are not required that are necessary to consummate the transactions contemplated hereby (including, but not limited to, the Contribution) will be a condition to the obligations of any of them to effect the Closing.

                  (b) With respect to any Government Contract or any claim, right and benefit arising thereunder or resulting therefrom, Seller, Company and Buyer will use their best efforts to obtain the written consent of the other parties to such Government Contract for the assignment or novation thereof to Company and/or to the change in control of Company pursuant hereto, or written confirmation from such parties reasonably satisfactory in form and substance to Buyer that such consent is not required. As soon as practicable following the date hereof, (i) with respect to each Prime Government Contract to which Seller is a party, Seller shall either obtain written confirmation reasonably satisfactory in form and substance to Buyer that novation of such Government Contract is not required or submit to the relevant Responsible Contracting Officer a written request that the U.S. Government enter into a Government Contract Novation with Buyer with respect to such Prime Government Contract; and
(ii) with respect to each Government Contract that is not a Prime Government Contract, Seller shall submit to the parties thereto documentation reasonably satisfactory in form and substance to Buyer and Seller shall seek the written waiver or approval of the other contracting party or parties thereto to the transfer and assignment of all of Seller's claims, rights, benefits and liabilities thereunder to Company at the Closing. In this regard, Seller, Company and Buyer shall take all actions required or customary under the Federal Acquisition Regulation (as supplemented by any individual agency regulation) and Seller shall continue to participate fully in, and cooperate fully with, such efforts following the Closing Date. Except as provided in the immediately preceding sentence, in no event shall Seller, Company or Buyer be obligated to pay any money to the U.S. Government or any other Person or to offer or grant other financial or other accommodations to the U.S. Government or any other Person in connection with obtaining any Government Contract Novation or any such consent or waiver.

                  (c) If such novation, consent, waiver or confirmation is not obtained with respect to any such Government Contract, Seller, Company and Buyer will cooperate in an arrangement reasonably satisfactory to Buyer and Seller under which Company or Buyer would obtain, to the extent practicable, the claims, rights and benefits and assume the corresponding obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing or sub-leasing to Company, or under which Seller would enforce for the benefit of Company, with Company assuming Seller's obligations, any and all claims, rights and benefits of Seller against a third party thereto. Seller will promptly pay to Company when received all monies received by Seller in connection with any such arrangement.

                  (d) No instrument that any Governmental Entity requires Seller, Company or Buyer to execute in connection with any novation or assignment contemplated by this Section 4.11 (including, without limitation, a novation agreement as contemplated by Federal Acquisition Regulation 42.1204) shall alter the provisions of this Agreement concerning the allocation of assets and liabilities between Buyer, Company and Seller. As to any liability allocated by the provisions of this Agreement to Seller, Seller shall indemnify Company and Buyer against, and hold Company and Buyer harmless from any claims by any Governmental Entity against Company or Buyer for satisfaction of such liabilities pursuant to any such novation instrument. As to any liability allocated by the provisions of this Agreement to Company or Buyer, Company and Buyer shall indemnify Seller against, and hold Seller harmless from, any claims by any Governmental Entity against Seller for satisfaction of such liabilities pursuant to such novation instrument.

                  4.12 Certain Material Contracts. To the extent that Seller and Company have not made available to Buyer copies of any Material Contracts because disclosure thereof is prohibited by the terms thereof or by Law, Seller and Company shall, as promptly as practicable after the date hereof, seek and use their respective best efforts to procure all such consents, authorizations and approvals as may be necessary to obtain a waiver or amendment of such prohibition such that copies of all such Material Contracts may be made available to Buyer (or representatives of Buyer holding necessary security clearances) for review, and shall promptly advise Buyer upon receipt of any such consent, authorization or approval. Buyer shall use Buyer's best efforts to review each Material Contract provided pursuant to this Section 4.12 as promptly as practicable after the provision thereof to Buyer.

                  4.13 Customers and Suppliers. Seller and Company shall, as promptly as practicable after the date hereof, seek and use their respective best efforts to arrange such meetings and telephone conferences with all material customers and suppliers of the Business (including, but not limited to, all customers and suppliers listed on Schedule 2.21) as may be necessary and appropriate for Buyer to conduct a comprehensive review of Seller's and Company's relations with customers and suppliers of the Business.

                  4.14    Backlog.

                  On the Closing Date, Seller shall deliver to Buyer a list of Contracts constituting the customer backlog of the Business as of the most recent practicable date prior to the Closing Date, which list shall be true, correct and complete.


                                    ARTICLE V
                         ADDITIONAL CONTINUING COVENANTS

                  5.1      Noncompetition.

                  (a) Restrictions on Competitive Activities. Seller agrees that after the Closing Buyer and Company shall be entitled to the goodwill and going concern value of the Business and to protect and preserve the same to the maximum extent permitted by law. Seller also acknowledges that its management contributions to the Business have been uniquely valuable and involve proprietary information that would be competitively unfair to make available to any competitor of Company. For these and other reasons and as an inducement to Buyer to enter into this Agreement, Seller agrees that for a period of four years after the date hereof neither Seller nor any of its Affiliates will, directly or indirectly, for its own benefit or as agent for another carry on or participate in the ownership, management or control of, or the financing of, or be employed by, or consult for or otherwise render services to, or allow its name or reputation to be used in or by any other present or future business enterprise in the defense (except for (i) intelligence systems that are manufactured by Seller's Telecommunications Group in Gaithersburg, Maryland and are designed to monitor or intercept communication signals, (ii) products for the telecommunications market currently manufactured or in development by Watkins-Johnson including, but not limited to, cellular and PCS base station subsystems, wireless local loop customer premise equipment, repeater subsystems for point to multi-point and medium power amplifiers and (iii) as an outside GaAs foundry for third parties) or space industry or that otherwise competes with the Products or the Business in each state of the United States and in each foreign jurisdiction in which the Business is conducted or the Products are sold as of the Closing Date.

                  (b)      Restrictions on Buyer's Competitive Activities.

                  Buyer recognizes that the parties will share the use of certain Intangible Property after Closing. Buyer also recognizes that Seller has developed proprietary designs for products for the telecommunications market that are not included in the Contribution but which may be known to Company's employees. For these and other reasons, and as an inducement to Seller to enter into this Agreement, Buyer agrees that for a period of four years, Buyer and its Affiliates shall not (i) manufacture Gallium Arsenide parts for third parties;
(ii) disclose to third parties confidential process and design rule information related to the manufacture of Gallium Arsenide parts except as necessary for the manufacture of parts solely for Buyer and its Affiliates; and (iii) manufacture for the telecommunications market products that duplicate in whole or with minor modifications the proprietary designs of products currently manufactured or in development by Watkins-Johnson including, but not limited to, cellular and PCS base station subsystems, wireless local loop customer premise equipment, repeater subsystems for point to multi-point and medium power amplifiers.

                  (c) Exceptions. Nothing contained herein shall limit the right of Buyer or Seller as an investor to hold and make investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded on NASDAQ or in a generally recognized over-the-counter market, provided that Buyer's or Seller's, as the case may be, equity interest therein does not exceed 5% of the outstanding shares or interests in such corporation or partnership.

                  (d) Restrictions on Soliciting Employees. In addition, to protect Buyer against any efforts by Seller to cause employees of Company to terminate their employment, Seller agrees that for a period of four years following the Closing Date, Seller will not directly or indirectly (i) induce any employee of Company to leave Company or to accept any other employment or position, or (ii) assist any other entity in hiring any such employee. Buyer agrees that for a period of four years following the Closing Date, Neither Buyer nor Company will directly or indirectly (i) induce any employee of Seller to leave Seller or to accept any other employment or position, or (ii) assist any other entity in hiring any such employee.

                  (e) Special Remedies and Enforcement. Buyer and Seller recognize and agree that a breach by the other of them of any of the covenants set forth in Sections 5.1(a), (b) or (d) could cause irreparable harm, that remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against the other party, in addition to any other rights and remedies which are available. If either of Sections 5.1(a), (b) or (d) is more restrictive than permitted by the Laws of the jurisdiction in which enforcement thereof is sought, such Sections shall be limited to the extent required to permit enforcement under such Laws. Without limiting the generality of the foregoing, the parties intend that the covenants contained in Sections 5.1(a),
(b) and (d) shall be construed as a series of separate covenants, one for each state or jurisdiction referred to therein. Except for geographic coverage, each such separate covenant shall be deemed identical in terms. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Section 5.1, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

                  5.2      Nondisclosure of Proprietary Data.

                  After the Closing, neither Seller nor any of its representatives shall, at any time, make use of, divulge or otherwise disclose, directly or indirectly, any Intangible Property or other proprietary data (including, but not limited to, any customer list, record or financial information) concerning the business or policies of Company that Seller or any representative of Seller may have learned as a shareholder, employee, officer or director of Company. In addition, neither Seller nor any of its representatives shall make use of, divulge or otherwise disclose, directly or indirectly, to persons other than Buyer, any confidential information concerning the business or policies of Company and which may have been learned in any such capacity.

                  5.3      Certain Tax Matters.

                  (a) Any Tax sharing agreement between Seller and Company shall be terminated as of the Closing Date and shall have no further effect for any taxable year (whether the current year, a future year, or a past year).

                  (b)  Seller and Buyer  will join in making an  election  under
Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the Stock. Seller will pay any Tax attributable to the making of the Section 338(h)(10) Election and will indemnify Buyer, Company, and their subsidiaries against any Losses or Taxes arising out of any failure to pay such Tax. Seller will also pay any state, local, or foreign Tax (and indemnify Buyer, Company, and their subsidiaries against any Losses or Taxes arising out of any failure to pay such Tax) attributable to an election under state, local, or foreign law similar to the election under
Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the Stock. In connection with any such election, Buyer shall propose, and Seller shall consent, such consent not to be unreasonably withheld, to an allocation of the Total Purchase Price amongst the Purchased Assets, including, but not limited to, intangibles.

                  (c) Any Taxes for a period including a Pre-Closing Partial Period and a Post-Closing Partial Period shall be apportioned between such Pre-Closing Partial Period and such Post-Closing Partial Period, based, in the case of real and personal property Taxes, on a per diem basis and, in the case of other Taxes, on the actual activities, taxable income or taxable loss of Company during such Pre-Closing Partial Period and such Post-Closing Partial Period.

                  (d) Seller shall include Company in the consolidated Federal income tax return filed by Seller for the period ending on or prior to the Closing Date. Seller shall prepare books and working papers (including a closing of the books) which will clearly demonstrate the income and activities of Company for the period ending on the Closing Date and any Pre-Closing Partial Period. It is Buyer's present intention to include Company in the consolidated Federal Income tax returns filed by Buyer with respect to the 12 month period beginning after the Closing Date (to the extent that Company qualifies to be so included); provided, however, that the representations and warranties set forth in this sentence shall be deemed not to have been breached or inaccurate in the event that Buyer shall not so include Company in its consolidated Federal Income Tax returns because of any independent business reason of Buyer therefor.

                  (e) After the Closing, Seller shall, and shall cause its respective Subsidiaries, Affiliates, and agents (including the Auditors) to, cooperate fully with Buyer and Company in the preparation of all Tax Returns required to be filed by Buyer or Company and shall provide, or cause to be provided at Seller's sole cost and expense, to Buyer and Company any records and other information requested by such parties in connection therewith. Seller shall, and shall cause its Affiliates to, cooperate fully with Buyer and Company in connection with any Tax investigation, audit or other proceeding. Buyer shall, at its expense, furnish or cause to be provided to Seller, upon request, records and other information relating to Company as is reasonably necessary for the preparation of all Tax Returns required to be filed by Seller, Tax investigations, audits or other proceedings.

                  5.4      Corporate Name Change; Trademark License Agreement.

                  Within five days after the Closing Date, Buyer shall cause Company to amend Company's articles of incorporation to cause Company's corporate name to be changed to a name that does not include "W-J" or any other name or abbreviation that might be confused with "W-J" or "Watkins-Johnson" or reflect sponsorship or endorsement by Seller. On or prior to the Closing, Buyer, Seller and Company shall enter into the Trademark License Agreement.

                  5.5      Post-Closing Cooperation Generally.

                  The parties acknowledge and agree that the Ancillary Agreements are intended to express their specific understandings with respect to certain accommodations necessary to effect the orderly separation and the successful ongoing operation of the Business and the Retained Businesses following the Closing on mutually acceptable terms. The parties further agree that they will in general cooperate in good faith in such other ways as may be necessary or appropriate to effect such an orderly separation and the successful ongoing operation of the Business and the Retained Businesses following the Closing, including perfection and enforcement of rights relating to Intangible Property.

                  5.6      Refund Claims and Warranty Claims.

                  Certain of the Customer Contracts grant or will grant the customer or another Person a right to reduce the contract price or receive a refund. Such claims by customers and other Persons under Contracts that constitute or include the Customer Contracts are referred to in this Agreement as "Refund Claims." Certain of the Customer Contracts also confer warranty and similar rights on customers or other Persons. Such claims under such rights are referred to in this Agreement as "Warranty Claims." From and after the Closing, (a) Seller shall have full responsibility for all refund, warranty, product liability and other claims (i) under all Customer Contracts that were or are completed before the Closing and (ii) with respect to all Products shipped by Seller or Company before the Closing and (b) Buyer and Company shall have full responsibility for all refund, warranty, product liability and other claims (i) under all Customer Contracts entered into by Buyer or Company after the Closing and (ii) with respect to all Products shipped by Buyer or Company after the Closing.

                  5.7      Warranty Work.

                  Buyer and Company shall perform (subject to Seller's consent as described below) as Seller's contractor, all warranty work necessary to satisfy all valid and legally-binding Warranty Claims for which Seller is responsible pursuant to Section 5.6 ("Warranty Work"). However, before beginning any Warranty Work, Buyer or Company shall notify Seller of the nature and scope of the Warranty Claim and obtain Seller's prior written consent to perform the Warranty Work. Seller's consent shall not be unreasonably withheld. If Seller grants that consent, Buyer and Company shall perform the Warranty Work. Seller shall bear the costs of that Warranty Work. The principles set forth on Schedule
5.7 shall be used to calculate the costs of Warranty Work. Seller shall be given reasonable access to Buyer's and Company's relevant records and personnel to enable Seller to verify such costs. Buyer and Company shall perform the Warranty Work competently and in a timely manner and shall bear full responsibility for any defects or claimed defects in any Warranty Work. Following the Closing, Buyer and Company shall in general respond to and deal with customers bringing any Warranty Claims for which Seller is responsible pursuant to Section 5.6 in a manner consistent with the practices of Seller (with respect to the Business) and Company with respect thereto prior to the Closing.

                  5.8      Change Orders.

                  Notwithstanding Sections 5.6 and 5.7, if Buyer or Company authorizes any change orders or amendments to any Contract that affect the obligations of Buyer, Company or Seller under that Contract, Seller shall not be required to participate in or bear any cost respecting any Refund Claim or Warranty Claim connected with that change order or amendment.

                  5.9     Cooperation re: Refund Claims and Warranty Claims.

                  Following the Closing, Seller and Company shall cooperate in good faith in responding to and discharging all Refund Claims and Warranty Claims.

                  5.10    Prorations; Cooperation re: Collection of Receivables.

                  (a) Seller is retaining the receivables and payables accrued by Company or the Business before or as of the Closing. Accordingly, receivables derived from Customer Contracts performed in part before the Closing and performed in part after the Closing, as well as the expenses of performing those Contracts and operating the Business, shall be prorated as of the close of business on the Closing Date between Seller, on one hand, and Buyer and Company, on the other hand. In the case of receivables derived from such Customer Contracts and the direct expenses of performing those Contracts, the prorations shall be based on the principles set forth on Schedule 5.10. The operating expenses of the Business (for example, utilities, rent and employee costs) shall be prorated based on the number of days elapsed during the relevant billing, payment or other period that includes the Closing Date, unless proration on that basis would be manifestly unfair. An example of manifest unfairness would be if a water pipe broke on the premises to be subleased by Company under the Sublease Agreements two days before the Closing and resulted in charges payable to the water utility company for two million gallons of water during the period that includes the Closing Date. Under that circumstance, Seller would pay those incremental charges.

                  (b) Following the Closing, Seller and Company shall cooperate in good faith to administer the collection of receivables of Company or the Business, and shall each apply the same policies and procedures with respect to the collection of receivables of Company or the Business, in each instance whether accrued by Company or the Business prior to or subsequent to the Closing. Seller and Company agree that to the extent that any payment is received from a customer that is designated as being a payment in respect of any particular invoice or shipment, such payment shall be applied to the payment or shipment so designated by the customer. In the absence of any such designation, any payments received from customers shall be applied against outstanding receivables in the order originally invoiced.

                  5.11     Post-Closing Status of Company.

                  Buyer  covenants  that during the 12 months  after the Closing
(a) neither Buyer nor any other entity other than Company shall conduct the Business and (b) Company shall not be merged into Buyer or liquidated; provided, however, that the covenant set forth in this Section 5.11 shall be deemed not to have been breached in the event that at any time during the 12 months after the Closing Buyer or any other entity other than Company shall conduct the Business or Company shall be merged into Buyer or liquidated because of any compelling business reason (which shall include, but not be limited to, a restructuring in order to accomplish any acquisition or refinancing) of Buyer therefor.

                  5.12     Employment of Employees of the Business.

                  (a) Subject to the provisions of Section 9.9, Buyer shall, during the period between the date hereof and the Closing Date, determine those employees of the Business to whom Company will offer employment as of the Closing. Notwithstanding the foregoing, Company shall not be required to hire any employee or continue the employment of any hired employee for any length of time following the Closing. Seller shall, on or prior to the Closing, implement any and all amendments to Seller's severance benefit plans and arrangements as may be necessary such that any employee hired by Company as of the Closing Date will not be entitled to any benefits thereunder as a result of the consummation of the transactions contemplated by this Agreement or as a result of any termination of employment of any such employee by Company after the Closing.

                  (b) (i) The Investment Plan is maintained pursuant to Section 401(k) of the Code. Seller is obligated to match contributions to the Investment Plan on a one-for-one basis with respect to the first 2% of compensation contributed and a one-for-two basis with respect to the next 2% of compensation contributed by an employee to the Investment Plan, with such contributions made each pay period. All contributions to the Investment Plan due to date have been made, and all contributions due through the Closing Date shall be made by Seller.

                           (ii) Prior to the Closing,  Seller and Company  shall
take such actions as may be necessary or appropriate to terminate the participation of the employees who are transferring to Company in the Investment Plan and to cause the Investment Plan's assets attributable to such employees to be held for or distributed to or for the benefit of such employees as soon as it is administratively feasible after the Closing. The obligation to hold or distribute the assets attributable to the employees referred to in the preceding sentence may, if agreed to by the parties, be satisfied by a plan-to-plan transfer from the Investment Plan to an appropriate plan covering the employees designated by Buyer. If the parties do not agree on a plan-to-plan transfer, then Seller shall cause such obligation shall be satisfied by causing the Investment Plan to make available to each employee a distribution of his or her entire account balance as soon as administratively feasible after the Closing.

                           (iii) The ESOP is an "employee  stock ownership plan"
as defined in Section 4975(e)(7) of the Code. Seller has contributed 1% of the compensation of each employee employed at year end to the ESOP. All contributions to the ESOP due to date have been made, and all contributions due through the Closing Date shall be made by Seller.

                           (iv) Prior to the Closing,  Seller and Company  shall
take such actions as may be necessary or appropriate to terminate the participation of the employees who are transferring to Company in the ESOP and to cause the ESOP's assets attributable to such employees to be held for or distributed to or for the benefit of such employees as soon as it is administratively feasible after the Closing. The obligation to hold or distribute the assets attributable to the employees referred to in the preceding sentence may, if agreed to by the parties, be satisfied by a plan-to-plan transfer from the ESOP to an appropriate plan covering the employees designated by Buyer. If the parties do not agree on a plan-to-plan transfer, then Seller shall cause such obligation shall be satisfied by causing the ESOP to make available to each employee a distribution of his or her entire account balance as soon as administratively feasible after the Closing.

                           (v)   Following   Seller's    satisfaction   of   the
obligations set forth herein with respect to the ESOP, no further contributions will be due from Seller with respect to the ESOP or the Investment Plan.

                  (c) Buyer shall cause Company to provide group health plan coverage effective as of the Closing Date to the Employees who were covered under a group health plan of Seller immediately prior to the Closing. Neither Buyer, Company nor any plan or plans they sponsor shall have any obligation with respect to health plan claims of the employees incurred prior to the Closing, even if such claims are not presented until after the Closing. Seller shall insure that its group health plans provide coverage to pay health plan claims incurred by Employees before the Closing according to the terms of Seller's group health plans.

                  (d) Buyer may cause Company to provide salary reduction health and/or dependent care flexible spending plans to the Employees effective as of the Closing. If Buyer does so, then (1) Buyer shall credit each Employee with any unused health and flexible spending account balance as exists for such Employee as of the Closing Date (treating any employee with a negative account balance as having a zero account balance), and (2) Seller shall, within five business days of the Closing Date, pay Company the aggregate amount of such unused flexible spending account balances (treating any employee with a negative account balance as having a zero account balance).

                  (e) Seller shall remain responsible for any worker's compensation, long term disability and short term disability claims relating to occurrences arising before the Closing, even if such claims are not presented until after the Closing.


                                   ARTICLE VI
                             CONDITIONS OF PURCHASE

                  6.1     General Conditions.

                  The obligations of the parties to effect the Closing shall be subject to the following conditions:

                  (a) No Orders; Legal Proceedings. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action have been instituted and remain pending by any Governmental Entity at what would otherwise be the Closing Date, which prohibits or restricts or would (if successful) prohibit or restrict the transactions contemplated by this Agreement or (with respect to obligations of Buyer only) which would not permit the Business as presently conducted to continue unimpaired following the Closing Date.

                  (b) Approvals. To the extent required by applicable Law, all Permits and Approvals required to be obtained from any Governmental Entity (other than Government Contract Novations) shall have been received or obtained on or prior to the Closing Date and any applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated.

                  6.2     Conditions to Obligations of Buyer.

                  The obligations of Buyer to effect the Closing shall be subject to the following conditions except to the extent waived in writing by
Buyer:

                  (a) Representations and Warranties and Covenants of Seller and Company. The representations and warranties of Seller and Company herein contained shall be true in all material respects (provided, however, that where a representation or warranty is already qualified by materiality, such materiality qualifier shall be disregarded for purposes of this condition) at the Closing Date with the same effect as though made at such time; Seller and Company shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing Date, and Seller and Company shall have delivered to Buyer certificates in form and substance satisfactory to Buyer dated the Closing Date and signed by their respective Chief Executive Officers and Chief Financial Officers to such effect.

                  (b) No Material Adverse Change. There shall not have been any material adverse change in or affecting the Business subsequent to the date hereof.

                  (c) Opinion of Counsel. Buyer shall have received at the Closing from Heller Ehrman White & McAuliffe, counsel to Seller and Company, a favorable opinion dated the Closing Date covering the matters set forth in Exhibit G.

                  (d) Third-Party Consents. Seller and Company shall have obtained all Approvals and Permits listed on Schedule 6.2(d), each in form and substance reasonably satisfactory to Buyer.

                  (e) Resignation of Directors and Certain Officers and Employees. Each director and those officers and employees of Company specified by Buyer by written notice to Seller not less than 5 days prior to the Closing Date shall have submitted their resignations in writing to Company (such resignations of officers and directors (in such capacity) to be effective as of the Closing and such resignations of employees to be effective immediately prior to the Closing).

                  (f) Ancillary Agreements. Seller and Company shall have executed and delivered each of the Ancillary Agreements to which each of them is to be a party.

                  (g) Contribution. The Contribution (other than any Government Contract Novations necessary in connection therewith) shall have been consummated without cost or obligation on the part of Company pursuant to documentation and procedures reasonably satisfactory to Buyer and its counsel.

                  (h) Capital Markets. Trading in securities generally on the New York or American stock exchanges or NASDAQ shall not have been suspended, minimum or maximum prices shall not have been established on any such exchange, a banking moratorium shall not have been declared by New York or United States authorities, and there shall not have been an outbreak or escalation of hostilities between the United States and any foreign power, an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or any material change in the general financial markets of the United States which, in each case, in the judgment of any lender to Buyer or any prospective underwriter of securities to be issued by Buyer in connection with Buyer's obtaining financing sufficient for Buyer to pay the Total Purchase Price, would make it impractical or unadvisable to proceed with such financing.

                  (i) Certain Material Contracts. Buyer shall have been afforded access to copies of each Material Contract (except for any Material Contracts the disclosure to Buyer of which is prohibited by Law) not provided to Buyer prior to the date hereof and shall have concluded a review of the terms and conditions thereof, and such review shall not have disclosed information not previously disclosed by Seller or Company which Buyer reasonably believes has or is likely to have a material adverse effect on the Business or is materially adversely inconsistent with information disclosed to Buyer prior to the date hereof.

                  6.3     Conditions to Obligations of Seller.

                  The obligations of Seller to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by
Seller:

                  (a) Representations and Warranties and Covenants of Buyer. The representations and warranties of Buyer herein contained shall be true in all material respects (provided, however, that where a representation or warranty is already qualified by materiality, such materiality qualifier shall be disregarded for purposes of this condition) at the Closing Date with the same effect as though made at such time; Buyer shall have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Buyer shall have delivered to Seller certificates of Buyer in form and substance satisfactory to Seller dated the Closing Date and signed by its Chief Executive Officer and Chief Financial Officer to such effect.

                  (b) Opinion of Counsel. Seller shall have received at the Closing from O'Melveny & Myers, counsel to Buyer, a favorable opinion dated the Closing Date covering the matters set forth in Exhibit H.

                  (c) Ancillary Agreements. Buyer shall have executed and delivered each of the Ancillary Agreements to which it is to be a party.

                  (d) Third-Party Consents. Seller and Company shall have obtained all Approvals and Permits listed on Schedule 6.2(d).


                                   ARTICLE VII
                      TERMINATION OF OBLIGATIONS; SURVIVAL

                  7.1     Termination of Agreement.

                  Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate if the Closing does not occur on or before the close of business on December 15, 1997 unless extended by mutual consent in writing of Buyer and Seller and otherwise may be terminated at any time before the Closing as follows and in no other manner:

                  (a) Mutual Consent. By mutual consent in writing of Buyer and Seller.

                  (b) Conditions to Buyer's Performance Not Met. By Buyer by written notice to Seller if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in Section 6.1 or 6.2.

                  (c) Conditions to Seller's Performance Not Met. By Seller by written notice to Buyer if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of Seller to consummate the transactions contemplated by this Agreement as set forth in Section 6.1 or 6.3.

                  (d) Material Breach. By Buyer or Seller if there has been a material misrepresentation or other material breach by the other party
         (or,   in  the  case  of  Buyer,   by

         Seller or Company) in its representations, warranties and covenants set forth herein; provided, however, that if such breach is susceptible to cure, the breaching party shall have ten business days after receipt of notice from the other party of its intention to terminate this Agreement if such breach continues in which to cure such breach.

                  (e) Retention of Key Employees. By Buyer by written notice to Seller if Buyer is not reasonably satisfied with arrangements made to ensure that following the Closing Company will retain the services of each of not more than ten employees of the Business identified to Seller by Buyer in writing not later than 7 days after the date hereof; provided, however, that Buyer's termination right set forth in this clause (f) shall expire and be of no further force and effect as of 5:00 p.m. San Francisco Time on the day that is two weeks after the date hereof.

                  (f) Customer and Supplier Relations. By Buyer by written notice to Seller if (1) Buyer, after having been afforded the opportunity to conduct a comprehensive review of Seller's and Company's relations with customers and suppliers of the Business, shall have become aware of information not previously disclosed by Seller or Company which Buyer reasonably believes has or is likely to have a material adverse effect on the Business or is materially adversely inconsistent with information disclosed to Buyer prior to the date hereof; provided, however, that Buyer's termination right set forth in this clause (f)(1) shall expire and be of no further force and effect as of 5:00 p.m. San Francisco Time on the day that is two weeks after the date hereof (unless extended pursuant to the provisions of clause
         (f)(2) below); or (2) if Buyer shall not be satisfied with the arrangements made by Seller to afford Buyer the opportunity to conduct a comprehensive review of Seller's and Company's relations with customers and suppliers of the Business; provided, however, that Buyer's termination right set forth in this clause (f)(2) shall expire and be of no further force and effect as of 5:00 p.m. San Francisco Time on the day that is two weeks after the date hereof (unless extended pursuant to the provisions of this clause (f)(2)); and provided, further, that in the event Buyer shall notify Seller prior to such expiration of the termination right set forth in this clause
         (f)(2) of Buyer's determination to terminate this Agreement pursuant to this clause (f)(2), such notice shall not be effective if Seller shall notify Buyer in writing within 24 hours of Seller's receipt of such notice that Seller has extended the duration of

         Buyer's termination rights set forth in both clauses (f)(1) and (f)(2) for an additional two weeks.

                  (g) Supplemental Deposit/Financing Commitment. By Seller or by Buyer by written notice to the other pursuant to Section 1.8(b).

                  (h) Schedules By Buyer by written notice to Seller pursuant to
         Section 9.20.

                  7.2     Effect of Termination.

                  In the event that this Agreement shall be terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another; provided that the obligations of the parties contained in Sections 1.8, 9.12 and 9.19 shall survive any such termination. A termination under Section 7.1 shall not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

                  7.3     Survival of Representations and Warranties.

                  The representations and warranties contained in or made pursuant to this Agreement shall expire on the second anniversary of the Closing except that (i) the representations and warranties contained in Sections 2.1(a), 2.2, 2.6(c), 2.19, 3.1 and 3.4 shall survive the Closing and shall remain in full force and effect indefinitely, (ii) the representations and warranties contained in Section 2.22 shall survive the Closing and shall remain in full force and effect until the tenth anniversary of the Closing, (iii) the representations and warranties contained in Sections 2.6(b) shall survive the Closing and shall remain in full force and effect until the end of the day that is sixth months following the Closing, (iv) the representations and warranties contained in Section 2.20 shall survive the Closing and shall remain in full force and effect until the final determination of the Adjustment Amount pursuant to Section 1.6, (v) the representations and warranties contained in Section 2.4 shall continue through the expiration of the applicable statute of limitations as the same may be extended (or, if a claim has been asserted prior to such expiration, until the date of its final resolution), and (vi) if a claim or notice is given under Article VIII with respect to any representation or warranty prior to the applicable expiration date, such representation or warranty shall continue indefinitely until such claim is finally resolved.

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

                  7.4     Limitation on Obligations of Company.

                  Company's representations, warranties, and covenants hereunder are solely for the benefit of Buyer. Notwithstanding anything to the contrary contained herein, after the Closing Company shall have no obligations hereunder, nor shall it be jointly or severally liable with Seller in connection with any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Seller in or pursuant to this Agreement. Any such inaccuracy in representations of or any breach by Company shall have no effect on the obligations of Seller to Buyer hereunder.


                                  ARTICLE VIII
                                 INDEMNIFICATION

                  8.1      Obligations of Seller.

                  Seller agrees to indemnify and hold harmless Buyer, Company and their respective directors, officers, employees, affiliates, agents and assigns from and against any and all Losses of Buyer or Company, directly or indirectly, as a result of, or based upon or arising from:

                  (a) any inaccuracy in or breach of any of the representations and warranties made by Seller or Company in or pursuant to this Agreement;

                  (b) any breach or nonperformance of any of the covenants or agreements made by Seller or Company in or pursuant to this Agreement;

                  (c) any matter as to which Seller in other provisions of this Agreement has agreed to indemnify Buyer or Company;

                  (d)  the Excluded Liabilities;

                  (e) any third party claim or demand regarding the conduct prior to the Closing of the Business;

                  (f) any violation of Law, prior to the Closing, by Seller or Company including, without limitation, any Law dealing with health, safety or environmental protection, including, but not limited to, any action required to correct any condition that exists as of the Closing that is in violation of any Law, which condition continues after the Closing;

                  (g) the generation, use, transportation, treatment, storage, release or disposal, before the

         Closing, of Hazardous Substances by, or at any property or facility of, Seller or Company;

                  (h) the presence of Hazardous Substances at any property or facility other than those of Company for which Company is responsible by reason of events antedating the Closing; and

                  (i) the threatened or pending Orders, Actions and Labor Matters referred to in Schedule 2.9.

                  8.2      Obligations of Buyer.

                  Buyer agrees to indemnify and hold harmless Seller from and against any Losses of Seller, directly or indirectly, as a result of, or based upon or arising from:

                  (a) any inaccuracy in or breach of any of the representations and warranties made by Buyer in or pursuant to this Agreement;

                  (b) any breach or nonperformance of any of the covenants or agreements made by Buyer in or pursuant to this Agreement;

                  (c) any matter as to which Buyer in other provisions of this Agreement has agreed to indemnify Seller;

                  (d) the Assumed Obligations;

                  (e) any third party claim or demand regarding the conduct following the Closing of the Business; and

                  (f) any violation of Law following the Closing by Buyer or Company (except for any violation of Law with respect to which Seller is obligated to provide indemnity under this Agreement).

                  8.3      Certain Tax Matters.

                  (a) Seller Indemnity. Seller agrees to indemnify, defend and hold harmless Buyer and Company against (i) any Tax payable by or on behalf of Seller or any of its Affiliates or Company for any taxable period ending on or prior to the Closing Date and any Pre-Closing Partial Period, (ii) any deficiencies in any Tax payable by or on behalf of Seller or any of its Affiliates or Company resulting from any audit by any taxing agency or authority of any period ending on or prior to the Closing Date and any Pre-Closing Partial Period, (iii) Taxes of any member of a consolidated or combined tax group of which Seller or any of its Affiliates is, or was at any time, a member, for which

Company is jointly or severally liable as a result of its inclusion in such group, (iv) any claim or demand for reimbursement or indemnification resulting from any transfer by Seller prior to the Closing of any Tax benefits or credits to any other person, provided, however that Seller does not agree to indemnify, defend or hold harmless Buyer and Company with respect to Tax indemnification obligations of Company under the leases listed in Schedule 8.3(a), (v) any Tax liabilities arising out of the Contribution or the transfer of the Stock (including, but not limited to, any sales Taxes), and (vi) with respect to any Taxes due for Tax periods ending after the Closing Date, a pro-rata share of such tax, calculated pursuant to Section 5.3. Seller further agrees to indemnify Buyer from and against any Losses or Taxes Buyer may suffer or incur resulting from, arising out of, relating to, in the nature of, or caused by any liability of any of Seller, Company and their respective subsidiaries by contract or as a transferee or successor.

                  (b) Audit Matters. Seller, on the one hand, and Buyer, on the other hand, agree to give prompt notice to the other of any proposed adjustment to Taxes for any period ending on or prior to the Closing Date or any Pre-Closing Partial Period. Seller shall have the responsibility for, and the right to control, at Seller's expense, the audit (and disposition thereof) of any Tax Return relating to periods ending on or prior to the Closing Date and to participate in the disposition of the audit of any Tax Return relating to the periods ending after the Closing Date if such audit or disposition thereof could give rise to a claim for indemnification hereunder. Buyer, at Buyer's expense, shall have the right directly or through its designated representatives, to review in advance and comment upon all submissions made in the course of audits or appeals thereof to any Governmental Entity relating to periods ending on or prior to the Closing Date and any Pre-Closing Partial Period or Post-Closing Partial Period for which Seller has responsibility if such audit or appeal will or might reasonably be expected to result in Buyer or Company having liability for the Taxes at issue and to approve the disposition of any audit adjustment with respect to such periods if such disposition will or might reasonably be expected to result in an increase in Taxes of Buyer or Company for any period beginning at or after the Closing Date, such consent not to be unreasonably withheld.

                  (c) Buyer agrees to indemnify, defend and hold harmless Seller against any tax apportionable to Buyer pursuant to Section 5.3(c).

                  8.4      Procedure.

                  (a) Notice. Written notice to the Indemnifying Party of any Loss or the existence of a third-party claim shall be given by the Indemnified Party within 30 days after such Loss is suffered or receipt of a written assertion of liability from the third party. The Indemnified Party shall not be foreclosed by any failure to provide timely notice of any Loss or the existence of a third party claim to the Indemnifying Party except to the extent that the Indemnifying Party incurs an out-of-pocket expense or otherwise has been materially prejudiced as a direct result of such delay.

                  (b)  Defense.  Other than with  respect to Taxes,  as to which
Section 8.3 controls to the extent inconsistent with this Section, if any claim, demand or liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity. The Indemnifying Party shall have the right to control the defense of any Indemnifiable Claim; provided, however, that the Indemnified Party shall have the right to control the defense of a claim under either of the following circumstances: (i) the Indemnifying Party fails to assume the defense of an Indemnifiable Claim within 15 days after receiving written notice of the existence of the claim or fails to diligently conduct the defense of any such claim; or (ii) the Indemnified Party shall reasonably conclude that there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such claim or there are specific defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party, in either of which events the Indemnifying Party shall pay the fees and disbursements of counsel to each of the Indemnifying Party and the Indemnified Party. If the Indemnifying Party does not assume such defense or the Indemnified Party has the right to control the defense of the claim, the Indemnified Party may compromise or settle the claim on behalf of and for the account and risk of the Indemnifying Party, who shall be bound by the result. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any Indemnifiable Claim or permit a default or consent to entry of any judgment unless the claimant and the Indemnifying Party provide to the Indemnified Party an unqualified release from all liability in respect of the Claim. In all cases, the party without the right to control the defense of an Indemnifiable Claim may participate in the defense at its own expense.

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

                  (c) Cooperation. The parties shall cooperate in the defense of all third party claims which may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party shall make available to the party controlling such defense any books, records or other documents within its control and access to employees that are reasonably requested in the course of such defense.

                  8.5 Limitations on Indemnification. Seller shall not be required to indemnify any other Person under Section 8.1(a) unless the aggregate of all amounts for which indemnity would otherwise be payable by Seller exceeds $500,000, and, in such event, Seller shall be responsible only for the amount in excess of such $500,000. Buyer shall not be required to indemnify any other Person under Section 8.2(a) unless the aggregate of all amounts for which indemnity would otherwise be payable by Buyer exceeds $500,000, and in such event, Buyer shall be responsible only for the amount in excess of such $500,000. Seller's indemnity obligations under Section 8.1(a) (except with respect to any inaccuracy in or breach of any of the representations and warranties contained in Sections 2.1(a), 2.2, 2.4, 2.6(c), 2.19 and 2.22) shall be limited, in the aggregate, to an amount equal to $20 million. Buyer's indemnity obligations under Section 8.2(a) shall be limited, in the aggregate, to an amount equal to $20 million.

                  8.6 Tax Adjustments. Any amounts payable by an Indemnifying Party to or on behalf of an Indemnified Party in respect of a Loss shall be adjusted as follows:

                  (a) If such Indemnified Party is liable for any additional Taxes as a result of the payment of amounts in respect of a Loss, the Indemnifying Party will pay to the Indemnified Party in addition to such amounts in respect of the Loss within 10 days after being notified by the Indemnified Party of the payment of such liability (x) an amount equal to such additional Taxes (the "Tax Reimbursement Amount") plus
         (y) any additional amounts required to pay additional Taxes imposed with respect to the Tax Reimbursement Amount and with respect to amounts payable under this clause (y), with the result that the Indemnified Party shall have received from the Indemnifying Party, net of the payment of Taxes, an amount equal to the Loss.

                  (b) The Indemnified Party shall reimburse the Indemnifying Party an amount equal to the net reduction in any year in the liability for Taxes (that are based upon or measured by income) of the Indemnified Party or any member of a consolidated or combined tax group of which the Indemnified Party is, or was at any time, part, which reduction is actually realized with respect to any period after the Closing Date and which reduction would not have been realized but for the amounts paid (or any audit adjustment or deficiency with respect thereto, if applicable) in respect of an Indemnifiable Claim, or amounts paid by the Indemnified Party pursuant to this paragraph (a "Net Tax Benefit"). The amount of any Net Tax Benefit shall be paid not later than 15 days after the date on which such Net Tax Benefit shall be realized. Any expenses associated with the realization of a Net Tax Benefit or any contest or proceeding with respect to a Net Tax Benefit shall be deemed to reduce such Net Tax Benefit. Buyer agrees to provide Seller or its designated representatives with such assistance and such documents and records reasonably requested by them that are relevant to their ability to determine whether a Net Tax Benefit has been realized including but not limited to copies of Tax Returns, estimated tax payments, schedules, and related supporting documents.


                                   ARTICLE IX
                                     GENERAL

                  9.1      Amendments; Waivers.

                  This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

                  9.2      Schedules; Exhibits; Integration.

                  Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement, although schedules need not be attached to each copy of this Agreement. This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith including, but not limited to, that certain Confidentiality Agreement dated April 30, 1997 by and between Buyer and Seller.

                  9.3      Best Efforts; Further Assurances.

                  Each party will use its best efforts to cause all conditions to its obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. The parties shall cooperate with each other in such actions and in securing requisite Approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as may be necessary or appropriate to consummate or implement the transactions contemplated hereby or to evidence such events or matters. As used in this
Agreement, the term "best efforts" shall not mean efforts which require the performing party to do any act that is unreasonable under the circumstances, to make any capital contribution or to expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligations hereunder, including but not limited to the fees, expenses and disbursements of its accountants, actuaries, counsel and other professionals.

                  9.4      Governing Law.

                  This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, including, but not limited to, the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed as a matter of controlling law by the law of the jurisdiction of incorporation of the respective parties.

                  9.5      Assignment.

                  Neither this Agreement nor any rights or obligations under it are assignable except that Buyer may assign its rights hereunder (including but not limited to its rights under Article VIII) to any Affiliate of Buyer.

                  9.6      Headings.

                  The  descriptive  headings  of  the  Articles,   Sections  and
subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

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

                  9.7      Counterparts.

                  This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

                  9.8      Publicity and Reports.

                  Seller and Buyer shall coordinate all publicity relating to the transactions contemplated by this Agreement and, except to the extent required by Law or applicable stock exchange rules or required in connection with Buyer's efforts to obtain financing necessary for it to pay the Total Purchase Price and adequately capitalize itself upon the consummation of the transactions contemplated hereby, no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior consent of the other parties hereto. Buyer and Seller shall each consult with the other with respect to the form and content of any application or report made to any Governmental Entity which relates to this Agreement or the transactions contemplated hereby.

                  9.9      Parties in Interest.

                  This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for the provisions of Article VIII (which are intended to be for the benefit of the Persons provided for therein and may be enforced by such Persons). Nothing in this Agreement is intended to relieve or discharge the obligation of any third Person to (or to confer any right of subrogation or action over against) any party to this Agreement.

                  9.10    Performance by Subsidiaries.

                  Each party agrees to cause its subsidiaries to comply with any obligations hereunder relating to such subsidiaries and to cause its subsidiaries to take any other action which may be necessary or reasonably requested by the other party in order to consummate the transactions contemplated by this Agreement.

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

                  9.11    Notices.

                  Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism (provided that any notice so given is also mailed or delivered as provided in clause (c)) or (c) mailed by certified or registered mail, postage prepaid, receipt requested or delivered by reputable overnight courier service as follows:


                  If to Buyer, addressed to:

                  TSMD Acquisition Corp.
                  c/o Mentmore Holdings, Inc.
                  1430 Broadway, 13th Floor
                  New York, NY  10018-3308
                  Facsimile: 212-382-1559
                  Attn: Michael D. Schenker, Esq.

                  With a copy to:

                  O'Melveny & Myers
                  Embarcadero Center West
                  275 Battery Street
                  San Francisco, CA  94111-3305
                  Facsimile: 415-984-8701
                  Attn: George A. Riley, Esq.

                  If to Company (prior to the Closing) or Seller, addressed to:

                  Watkins-Johnson Company
                  Stanford Research Park
                  3333 Hillview Avenue
                  Palo Alto, CA  94304-1223
                  Facsimile: 415-813-2502
                  Attn: W. Keith Kennedy

                  With a copy to:

                  Heller Ehrman White & McAuliffe
                  525 University Avenue
                  Palo Alto, CA  94301-1900
                  Facsimile: 415-324-0638
                  Attn: Sarah A. O'Dowd, Esq.


or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when

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

transmitted  to the  applicable  number so  specified  in (or  pursuant to) this
Section 9.11 and an appropriate answerback is received, (ii) if given by mail or by overnight delivery, three days after such communication is deposited in the mails with first class postage prepaid or delivered to the overnight courier, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

                  9.12    Expenses.

                  Seller, Company and Buyer shall each pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of their respective investment bankers, accountants and counsel. Any such expenses of Company shall be paid by Seller prior to the Closing.

                  9.13    Remedies; Waiver.

                  To the extent permitted by Law, all rights and remedies existing under this Agreement and any related agreements or documents are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable Law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

                  9.14    Attorney's Fees.

                  In the event of any Action by any party arising under or out of, in connection with or in respect of, this Agreement including any participation in bankruptcy proceedings to enforce against a party a right or claim in such proceedings, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such Action. Attorney's fees incurred in enforcing any judgement in respect of this Agreement are recoverable as a separate item. The parties intend that the preceding sentence be severable from the other provisions of this Agreement, survive any judgment and, to the maximum extent permitted by law, not be deemed merged into such judgment.

                  9.15    Knowledge Convention.

                  Whenever any statement herein or in any schedule, exhibit, certificate or other documents delivered to any party pursuant to this Agreement is made "to knowledge" or "to best knowledge" or words of similar intent or effect, such statement shall refer to the actual knowledge of those persons listed on Schedule 9.15, after due inquiry, and each such statement shall be deemed to include a representation that such inquiry has been made.

                  9.16    Representation By Counsel; Interpretation.

                  Seller, Company and Buyer each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Buyer and Seller.

                  9.17    Specific Performance.

                  Seller and Buyer each acknowledge that, in view of the uniqueness of the Business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

                  9.18    Severability.

                  If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement shall remain in full force and effect provided that the essential terms and conditions of this Agreement for Buyer and Seller remain valid, binding and enforceable.

                  9.19    Confidentiality.

                  (a) Seller and Company agree to, and shall cause their agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all Intangible Property and information relating to product development, price, distributor and customer lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business, except as may be required by applicable Law, in which event Seller and Company agree to, and shall cause their agents,

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

representatives, Affiliates, employees, officers and directors to, furnish only that portion of such confidential information which they reasonably believe is legally required to be provided and exercise their reasonable efforts to obtain assurances that confidential treatment will be afforded such information, and
(ii) in the event that Seller, Company or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide Buyer with prompt written notice of such requirement so that Buyer may, at the expense of Buyer, seek a protective order or other remedy. This Section 9.19(a) shall not apply to any information that, at the time of disclosure, is known to the receiving party before disclosure thereof, is independently developed by the receiving party, is or becomes publicly available through no fault of the receiving party, is obtained by the receiving party from a third party not known by the receiving party to be under any obligation not to disclose such information and which the receiving party has no reason to believe is not otherwise publicly available (provided, however, that once Seller is advised that information obtained under such circumstance is indeed confidential hereunder, this Section 9.19(a) shall thereafter apply to such information) or is reasonably necessary in order for Seller to litigate any claim against Buyer pursuant to this Agreement. Seller agrees and acknowledges that remedies at law for any breach of its obligations under this Section 9.19(a) are inadequate and that in addition thereto Buyer shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach. Notwithstanding the foregoing, (x) Seller may make such disclosures to the independent public accountants of Seller as may be necessary in connection with their auditing of the books and records of Seller and its Affiliates; provided, however, that such independent public accountants shall enter into a confidentiality and nondisclosure agreement on substantially the same terms as set forth in this Section 9.19(a), and (y) Seller, with the consent of Buyer (which consent shall not be unreasonably withheld) may make such disclosures in connection with defending any claim brought against Seller or any of its Affiliates by any third person as may be reasonably necessary in order for Seller to conduct its defense thereof; provided, however, that Seller agrees to, and agrees to cause its agents, representatives, Affiliates, employees, officers and directors to, exercise their reasonable efforts to obtain assurances that confidential treatment will be afforded such information and to seek a protective order or other remedy to preserve the confidentiality of such information.

                  (b) During the period starting at the execution of this Agreement and ending on the earlier of (A) the

Closing Date or (B) April 10, 2000, Buyer agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all Intangible Property, and information relating to product development, price, distributor and customer lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business, except as may be required by applicable Law, in which event Buyer agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to, furnish only that portion of such confidential information which Buyer reasonably believes is legally required to be provided and exercise its reasonable efforts to obtain assurances that confidential treatment will be accorded such information, and (ii) in the event that Buyer or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide Seller with prompt written notice of such requirement so that Seller may, at the expense of Seller, seek a protective order or other remedy. This Section 9.19(b) shall not apply to any information that, at the time of disclosure, is known to the receiving party before disclosure thereof, is independently developed by the receiving party, is or becomes publicly available through no fault of the receiving party, or is obtained by the receiving party from a third party not known by the receiving party to be under any obligation not to disclose such information and which the receiving party has no reason to believe is not otherwise publicly available (provided, however, that once Buyer is advised that information obtained under such circumstance is indeed confidential hereunder, this Section 9.19(b) shall thereafter apply to such information) or is reasonably necessary in order for Buyer to litigate any claim against Seller pursuant to this Agreement. Buyer agrees and acknowledges that remedies at law for any breach of its obligations under this Section 9.19(b) are inadequate and that in addition thereto Seller shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach. Notwithstanding the foregoing, (x) Buyer may make such disclosures to the independent public accountants of Buyer as may be necessary in connection with their auditing of the books and records of Buyer, Company and their Affiliates; provided, however, that such independent public accountants shall enter into a confidentiality and nondisclosure agreement on substantially the same terms as set forth in this Section 9.19(b), and (y) Buyer, with the consent of Seller (which consent shall not be unreasonably withheld) may make such disclosures in connection with defending any claim brought against Buyer or any of its Affiliates by any third person as may be reasonably necessary in order for Buyer to conduct its defense thereof; provided, however, that Buyer agrees to, and agrees to cause its agents, representatives, Affiliates, employees, officers and directors to, exercise their reasonable efforts to obtain assurances that confidential treatment will be afforded such information and to seek a protective order or other remedy to preserve the confidentiality of such information.

                  9.20    Schedules.

                  The parties acknowledge that the Schedules (including, but not limited to, the Disclosure Schedule) other than Schedule 3.3 are incomplete as of the date hereof (such incomplete Schedules (other than Schedule 6.2(d)) being "Seller's Incomplete Schedules"). Seller shall deliver to Buyer and its counsel for their review a complete and accurate version of each of Seller's Incomplete Schedules not later than 5:00 p.m. San Francisco time on September 4, 1997. Seller shall also provide Buyer with copies of any supporting documents and such access to those officers and other employees of Seller and to Seller's legal counsel as may be reasonably requested by Buyer and its legal counsel in connection with their review of Seller's Incomplete Schedules. Buyer shall have the right to terminate this Agreement by written notice to Seller as described below in the event that Buyer is not satisfied with Seller's Incomplete Schedules, as so revised; provided, however, that Buyer shall not be arbitrary or capricious in determining to terminate this Agreement pursuant to this
Section 9.20. Not later than two business days after all such supporting documents and access shall have been provided to Buyer, Buyer shall either (i) advise Buyer that Seller's Incomplete Schedules, as revised by Seller, are acceptable to Buyer and deliver to Seller Schedule 6.2(d), whereupon Seller's Incomplete Schedules, as so revised, and Schedule 6.2(d), as so delivered, shall become Schedules hereto, or (ii) advise Buyer that Buyer has determined to terminate this Agreement pursuant to the provisions of this Section 9.20.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative as of the date first above written.



                          TSMD ACQUISITION CORP.


                          By:    /s/ BRADLEY A. JAY
                                 ----------------------------
                          Name:  Bradley A. Jay
                                 ----------------------------
                          Title: Vice-President
                                 ----------------------------

                          WATKINS-JOHNSON COMPANY


                          By:    /s/ W.K. KENNEDY
                                 ----------------------------
                          Name:  W.K. Kennedy
                                 ----------------------------
                          Title: President
                                 ----------------------------

                          W-J TSMD INC.


                          By:    /s/ W.K. KENNEDY
                                 ----------------------------
                          Name:  W.K. Kennedy
                                 ----------------------------
                          Title: President
                                 ----------------------------